                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  FORM 8-K/A-1

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 17, 1999


                              BULL RUN CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  GEORGIA                          0-9385                         91-1117599
---------------               ----------------               -------------------
(State or other               (Commission File                  (IRS Employer
jurisdiction of                    Number)                   Identification No.)
incorporation)


                4370 PEACHTREE ROAD, ATLANTA, GEORGIA    30319
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                 (404) 266-8333
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

In accordance with Item 7(c)(4) of Form 8-K, Item 7 of the Form 8-K, dated December 17, 1999, filed by Bull Run Corporation, is hereby amended to include the following information:

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) Financial Statements of Businesses Acquired

         See the Index to Financial Information following the signature page hereto.

(b) Pro Forma Financial Information

         See the Index to Financial Information following the signature page hereto.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


January 28, 2000                     BULL RUN CORPORATION




                                     By /s/ FREDERICK J. ERICKSON
                                        --------------------------------------
                                        Frederick J. Erickson
                                        Vice President - Finance and Treasurer

                         INDEX TO FINANCIAL STATEMENTS


Audited Consolidated Financial Statements of Host Communications, Inc.
and subsidiaries as of June 30, 1999 and 1998, and for the each of the years in the period ended June 30, 1999.............................................................. F-2

Condensed Consolidated Financial Statements of Host Communications,
Inc. and subsidiaries as of September 30, 1999 and for the three months ended September 30, 1999 and 1998 (unaudited)........................................................ F-28

Audited Consolidated Financial Statements of Universal Sports America,
Inc. and subsidiaries as of June 30, 1999 and 1998, and for the each of the years in the period ended June 30, 1999.......................................................... F-36

Condensed Consolidated Financial Statements of Universal Sports America,
Inc. and subsidiaries as of September 30, 1999 and for the three months ended September 30, 1999 and 1998 (unaudited)........................................................ F-59

Audited Financial Statements of Capital Sports Properties, Inc. as of
June 30, 1999 and 1998, and for the each of the years in the period ended June 30, 1999.................................................................................. F-68

Condensed Financial Statements of Capital Sports Properties, Inc. as of
September 30, 1999 and for the three months ended September 30,
1999 and 1998 (unaudited)............................................................................ F-77

Unaudited Pro Forma Financial Data................................................................... F-83

Unaudited Pro Forma Combined Condensed Balance Sheet as of
September 30, 1999................................................................................... F-84

Unaudited Pro Forma Combined Condensed Statement of Operations for
the three months ended September 30, 1999............................................................ F-85

Unaudited Pro Forma Combined Condensed Statement of Operations for
the six months ended June 30, 1999................................................................... F-86

Unaudited Pro Forma Combined Condensed Statement of Operations for
the year ended December 31, 1998..................................................................... F-87

Notes to Unaudited Pro Forma Combined Condensed Financial
Statements........................................................................................... F-88

                       Consolidated Financial Statements

                           Host Communications, Inc.
                                and Subsidiaries

                    Years ended June 30, 1999, 1998 and 1997
                      with Report of Independent Auditors

                   Host Communications, Inc. and Subsidiaries

                       Consolidated Financial Statements


                                 June 30, 1999




                                    CONTENTS


Report of Independent Auditors ...........................................................................F-4

Audited Financial Statements

Consolidated Balance Sheets ..............................................................................F-5
Consolidated Statements of Income ........................................................................F-6
Consolidated Statements of Stockholders' Equity ..........................................................F-7
Consolidated Statements of Cash Flows ....................................................................F-8
Notes to Consolidated Financial Statements ...............................................................F-9

                         Report of Independent Auditors

The Board of Directors
Host Communications, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheets of Host Communications, Inc. and subsidiaries as of June 30, 1999 and 1998 and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Host Communications, Inc. and subsidiaries at June 30, 1999 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.

                                         /s/ ERNST & YOUNG LLP
                                             -----------------

Indianapolis, Indiana
September 1, 1999

                   Host Communications, Inc. and Subsidiaries

                          Consolidated Balance Sheets
                         (Dollar amounts in thousands)


                                                                                    June 30,
                                                                               1999         1998
                                                                             --------------------
ASSETS
Current assets:
  Cash                                                                       $    88      $    13
  Accounts and notes receivable, less allowance
    of $84 in 1999 and $105 in 1998                                           13,945        8,885
  Due from affiliates                                                            246          423
  Note receivable from officer                                                   385          385
  Prepaid project costs and expenses                                           1,213        1,329
  Deferred income taxes                                                          255          109
                                                                             --------------------
Total current assets                                                          16,132       11,144
Property and equipment, net                                                    5,089        5,872
Investment in affiliates                                                      25,642       12,274
Goodwill, net of accumulated amortization
  of $229 in 1999 and $160 in 1998                                             1,687        1,756
Other assets                                                                   1,889        1,490
                                                                             --------------------
Total assets                                                                 $50,439      $32,536
                                                                             ====================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable                                                              $ 2,434      $ 6,756
  Note payable to affiliate                                                    8,000           --
  Current maturities of long-term obligations                                  1,513          507
  Trade accounts payable                                                       1,924          391
  Accrued expenses                                                             5,062        4,288
  Deferred income                                                              2,451        2,904
                                                                             --------------------
Total current liabilities                                                     21,384       14,846

Long-term obligations                                                            800        2,170
Long-term other                                                                  229           --
Deferred income taxes                                                          8,643        4,062
                                                                             --------------------
Total liabilities                                                             31,056       21,078

Commitments and contingencies                                                     --           --

Series B redeemable cumulative preferred stock,
  no par value - $100 stated and redemption value:
    Authorized shares - 80,000
    Issued and outstanding shares 37,500 in 1999 and 1998                      5,686        5,333

Stockholders' Equity
  Common stock, no par value:
    Authorized shares - 1,500,000
    Issued and outstanding shares - 927,783 in 1999 and 915,283 in 1998        1,216        1,138
    Additional capital                                                         3,911        1,801
    Retained earnings                                                          8,570        3,186
                                                                             --------------------
Total stockholders' equity                                                    13,697        6,125
                                                                             --------------------
Total liabilities and stockholders' equity                                   $50,439      $32,536
                                                                             ====================

See accompanying notes.

                   Host Communications, Inc. and Subsidiaries

                       Consolidated Statements of Income
              (Dollar amounts in thousands except per share data)


                                                                 YEARS ENDED JUNE 30,
                                                       1999              1998              1997
                                                   -----------------------------------------------
Net revenues                                       $    53,071       $    46,177       $    39,591

Cost of revenues                                        35,837            28,464            24,672
                                                   -----------------------------------------------
Gross profit                                            17,234            17,713            14,919
Selling, general, and administrative expenses           15,446            14,700            12,416
                                                   -----------------------------------------------
Operating income before unusual items                    1,788             3,013             2,503
Stock option awards                                     (1,891)           (1,610)             (191)
Merger costs                                              (363)               --                --
Severance costs                                           (714)               --                --
                                                   -----------------------------------------------
Operating income (loss)                                 (1,180)            1,403             2,312

Other income (expense):
   Interest expense, net                                  (671)             (629)             (417)
   Equity in earnings of affiliates                     12,588               459               677
   Loss on sale of assets                                  (32)               --                --
   Gain on sale of TC3 to Total Sports, Inc.                --             2,843                --
   Loss on sale of AdCraft assets                           --              (276)               --
   Other, net                                              (12)               64                --
                                                   -----------------------------------------------
Income before income taxes                              10,693             3,864             2,572
Provision for income taxes                               4,956             1,756               946
                                                   -----------------------------------------------
Net income                                         $     5,737       $     2,108       $     1,626
                                                   ===============================================
Basic and diluted earnings per share:
   Basic earnings per share                        $      5.87       $      1.98       $      1.44
                                                   ===============================================
Diluted earnings per share:
   Diluted earnings per share                      $      4.92       $      1.77              1.40
                                                   ===============================================

Basic weighted average shares outstanding              927,000           913,000           849,000
                                                   ===============================================

Diluted weighted average shares outstanding          1,104,000         1,020,000           875,000
                                                   ===============================================

See accompanying notes.

                   Host Communications, Inc. and Subsidiaries

                Consolidated Statements of Stockholders' Equity
                         (Dollar amounts in Thousands)


                                            Common Stock                                           Total
                                       -----------------------     Additional     Retained     Stockholders'
                                        Shares        Amount        Capital        Earning        Equity
                                       ---------------------------------------------------------------------
Balance at July 1, 1996                433,772       $  1,096       $     --      $    444       $  1,540
Repurchase of common stock                (507)           (11)            --            --            (11)
Common stock issued                     26,374             --             --            --             --
Exercise of warrants outstanding       447,002              5             --            --              5
Compensation expense
  of stock options                          --             --            184            --            184
Stock options exercised                    500             --              7            --              7
Accretion of issuance costs                 --             --             --          (239)          (239)
Preferred stock dividends                   --             --             --          (400)          (400)
Net income                                  --             --             --         1,626          1,626
                                       ------------------------------------------------------------------
Balance at July 1, 1997                907,141          1,090            191         1,431          2,712
Repurchase of common stock                (100)            (2)            --            --             (2)
Common stock issued                        242             --             --            --
Compensation expense
  of stock options                          --             --          1,610            --          1,610
Stock options exercised                  8,000             50             --            --             50
Accretion of issuance costs                 --             --             --           (53)           (53)
Preferred stock dividends                                                             (300)          (300)
Net income                                  --             --             --         2,108          2,108
                                       ------------------------------------------------------------------
Balance at July 1, 1998                915,283          1,138          1,801         3,186          6,125
Compensation expense
  of stock options                          --             --          1,891            --          1,891
Stock options exercised                 12,500             78            219            --            297
Accretion of issuance costs                 --             --             --           (53)           (53)
Preferred stock dividends                   --             --             --          (300)          (300)
Net income                                  --             --             --         5,737          5,737
                                       ------------------------------------------------------------------
Balance at June 30, 1999               927,783       $  1,216       $  3,911      $  8,570       $ 13,697
                                       ==================================================================

See accompanying notes

                   Host Communications, Inc. and Subsidiaries
                     Consolidated Statements of Cash Flows
                         (Dollar amounts in thousands)


                                                                      YEARS ENDED JUNE 30,
                                                               1999           1999           1997
                                                            --------------------------------------
OPERATING ACTIVITIES
Net income                                                  $  5,737       $  2,108       $  1,626
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
  Depreciation and amortization                                1,286          1,159          1,072
  Provision for bad debt reserve                                 (21)           (53)            67
  Equity in earnings of affiliates                           (12,588)          (459)          (677)
  Gain on sale of TC3 to Total Sports, Inc.                       --         (2,843)            --
  Loss on disposal of property and equipment                      32             --             --
  Deferred taxes                                               4,435          1,360            966
  Loss on Sale of AdCraft assets                                  --            276             --
  Compensation expense of stock options                        1,891          1,610            191
  Tax effect of stock options exercised                          219             --             --
  Changes in assets and liabilities, net of effects of
     acquisitions and dispositions of businesses:
      Accounts and notes receivable                           (5,039)        (3,552)         1,991
      Amounts due from related parties                           177            582          1,126
      Prepaid expenses and other current assets                  116           (105)           459
      Trade accounts payable                                   1,533           (470)          (357)
      Accrued expenses                                           774         (2,503)        (3,220)
      Deferred income                                           (453)          (187)         1,378
      Other                                                     (396)          (737)        (1,963)
                                                            --------------------------------------
Net cash (used in) provided by operating activities           (2,297)        (3,814)         2,659

INVESTING ACTIVITIES
Purchase of properties and equipment                            (724)        (1,120)        (1,492)
Proceeds from sale of properties and equipment                   369             --             48
Investments in businesses, net of cash acquired                 (894)          (318)           201
                                                            --------------------------------------
Net cash used in investing activities                         (1,249)        (1,438)        (1,243)

FINANCING ACTIVITIES
Net activity on notes payable                                 (4,322)         5,563           (688)
Proceeds from note payable to affiliate                        8,000             --             --
Payments on long-term obligations                               (135)          (387)          (402)
Proceeds from long-term obligations                               --             --          1,352
Net proceeds from issuance of common stock                        78             50              5

Redemption of preferred stock                                     --             --         (1,705)
Payments to repurchase common stock                               --             (2)           (11)
                                                            --------------------------------------
Net cash provided by (used in) financing activities            3,621          5,224         (1,449)
                                                            --------------------------------------
Net increase (decrease) in cash                                   75            (28)           (33)
Cash at beginning of year                                         13             41             74
                                                            --------------------------------------
Cash at end of year                                         $     88       $     13       $     41
                                                            ======================================
Supplemental disclosures of cash flow information:
  Interest paid during the year                             $    763       $    725       $    366
                                                            ======================================
  Income taxes paid during the year                         $    812       $    764       $    403
                                                            ======================================
Noncash investing and financing activities:
   Preferred stock dividends                                $    300       $    300       $    400
                                                            ======================================
   Long-term obligations incurred for acquisition           $     --       $     --       $  1,046
                                                            ======================================

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

1. ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Host Communications, Inc. (the "Company" or "HCI") provides specialized marketing and management services to corporate clients focusing primarily on sports-related affinity groups. The Company also provides professional marketing and other management services to the National Collegiate Athletic Association (NCAA) and other groups and associations such as the National Tour Association (a package travel association), Quest (J.D. Edwards user group association) and the International Spa and Fitness Association. Among other things, the Company's responsibilities under these relationships may include the sale of "official sponsorship" rights to corporations, advertising space in game-day or other programs and advertising in television and radio broadcasts of games. Host also produces a broad array of electronic and print media through their broadcasting, printing, internet and publishing divisions and maintain minority investments in-service companies which provide marketing and production support to their corporate clients and associations.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. Intercompany balances and transactions have been eliminated in consolidation.

RECOGNITION OF LICENSE FEE REVENUES AND RIGHTS FEE EXPENSES

License fee revenues and rights fee expenses are recognized on a straight-line basis over the life of the contract, which provides for the uniform matching of revenue and expense.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives which range from 5 to 25 years. Leasehold improvements and equipment held under capital leases are amortized over the shorter of the lease term or the estimated useful lives. The straight-line method of depreciation is followed for all assets for financial reporting purposes and accelerated methods are used for tax purposes.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

1. ACCOUNTING POLICIES (CONTINUED)

GOODWILL

Goodwill represents the excess of the aggregate purchase price paid by the Company in acquisitions accounted for as purchases over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over 25 years.

The Company periodically reevaluates the carrying amounts of its intangibles as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying amounts and/or revised estimates of useful lives. If events and circumstances did warrant reevaluation of the carrying value, the evaluation would be based on the Company's estimate of the undiscounted operating income before depreciation, amortization, and interest over the remaining lives of the amortization periods of the related intangible assets.

BARTER TRANSACTIONS

The Company provides advertising and licensing rights to certain customers or sub-licensees in exchange for services. The estimated fair value of the services to be received is recorded as an account receivable. As these services are used, they are charged to expense. Advertising revenue is recognized as the advertising is used by the customer and license fee revenues are recognized on a straight-line basis over the term of the sub-license agreement. Net revenues and operating expenses include the following amounts related to barter transactions:


                              1999           1998            1997
                            --------------------------------------
Net revenues                $  727          $1,278          $  343
Operating expenses             778           1,366             755

STOCK OPTIONS

SFAS No. 123, Accounting for Stock-Based Compensation, prescribes accounting and reporting standards for all stock-based compensation plans. SFAS No. 123 provides that companies may elect to continue using existing accounting requirements for stock-based awards or may adopt a new fair value method to determine the intrinsic value. The Company has elected to continue to account for its stock-based awards as prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25).

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

1. ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company uses the liability method of recording income taxes in accordance with Statement of Financial Accounting Standard (SFAS) No. 109. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

FINANCIAL INSTRUMENTS

SFAS No. 107, Disclosures About Fair Values of Financial Instruments, requires the fair value of financial instruments to be disclosed. The Company's financial instruments are account receivable, accounts payable, and long term debt. Because of their nature, the carrying values of these items approximate fair value.

RECENTLY-ISSUED ACCOUNTING STANDARD

In June 1998, the Financial Accounting Standards Board Issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The Company expects to adopt the new Statement effective July 1, 2000. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. The Company does not anticipate that the adoption of this Statement will have a significant effect on its results of operations or financial position.

ESTIMATES

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

1. ACCOUNTING POLICIES (CONTINUED)

RECLASSIFICATIONS

Certain 1998 and 1997 financial statement amounts have been reclassified to conform with the 1999 presentation.

2. INVESTMENT IN AFFILIATES

The Company has various investments in affiliates that are accounted for on the equity method.

INVESTMENT IN UNIVERSAL SPORTS AMERICA, INC.

In fiscal 1996, the Company and Streetball Sports Ventures Partners, L.P. ("Streetball") formed Universal Sports America, Inc. ("USA") to offer corporate sponsors and advertisers the broadest array possible of sponsorship and promotional opportunities involving college athletics and participatory sporting events. The Company has a 33.79% ownership on a fully-diluted basis in USA. The investment carrying amounts increased by the Company's share of the income and gains of USA of $12,201, $825, and $478, respectively, which was reported in the Company's 1999, 1998, and 1997 consolidated statements of income.

Shown below is summarized financial information related to USA:


                                        1999           1998
                                     ------------------------
As of June 30:
    Total assets                     $ 65,888        $ 34,690
    Total liabilities                  16,612          21,521

USA sold 395,160 shares of broadcast.com inc. in January 1999 and recognized a gain of approximately $61,500. HCI recognized its proportionate share of the gain amounting to approximately $13,500 in January 1999.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

2. INVESTMENT IN AFFILIATES (CONTINUED)

Management, Administration and Other Services Agreement

The Company provides management, finance, administrative, production, national sales, and accounting services to USA in exchange for an annual management fee. Management fees of $600, $853 and $1,011 were recognized in 1999, 1998 and 1997 respectively. In addition, USA reimbursed the Company for expenses paid on its behalf of $141 in 1997, none in 1998 or 1999.

INVESTMENT IN CORPORATE MARKETING ASSOCIATES

Effective July 1, 1997, HCI acquired a 45% interest in Corporate Marketing Associates ("CMA"), a newly formed company engaged in corporate promotions and advertising, for an initial investment of $125. During 1999, HCI's interest was diluted to 42.5%. The investment is being accounted for on the equity method of accounting. HCI recorded income on its investment in CMA during 1999 of $273 and recorded a loss on its investment in CMA during 1998 of $269. In connection with the acquisition, HCI also entered into various arrangements with CMA on a fee basis to provide leased employees and various accounting and professional services and recorded total fees associated with these agreements of $1,427 and $1,030 in 1999 and 1998, respectively. At June 30, 1999 and 1998, HCI had a receivable for such fees of $447 and $155, respectively. HCI has also provided working capital to CMA evidenced by a note receivable from CMA in the amount of $286 and $250 as of June 30, 1999 and 1998, respectively.

BASKETBALL HALL OF FAME PROPERTIES

In 1999, HCI finalized its investment in Hall of Fame Properties, LLC ("HOFP"), a joint venture with NBA Properties, Inc. HCI obtained a 25% interest in HOFP for $741. HOFP has separately entered into a contract with the Naismith Memorial Basketball Hall of Fame, Inc. ("HOF"), whereby HOFP was granted exclusive marketing rights for the HOF. Under the terms of the contract, HOFP will solicit advertising and sponsorship revenues for the HOF which is intended to help HOF supplement funding for a new museum facility. In exchange for these exclusive marketing rights, HOFP will pay HOF a guaranteed amount of $2,117 per year during the first six years of the ten-year contract. The agreement also calls for net revenue sharing between the parties based on certain revenue thresholds achieved in excess of the initial guarantee by HOFP.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

3. ACQUISITION AND DISPOSITION OF BUSINESSES

On August 1, 1996, HCI acquired 100% of the outstanding common stock of AdCraft Associates, Inc. ("AdCraft"). The transaction was accounted for under the purchase method of accounting, and accordingly, the results of AdCraft are included in the financial statements from the date of acquisition. In connection with the acquisition, HCI recorded a future obligation under this agreement in the amount of $712 as a long-term obligations, assuming a discount rate of 8.5% (see Note 8). The total cost of the acquisition, including direct costs of the acquisition, was $1,641, and total net deficiency of assets of AdCraft at the date of the transaction, was $142. The excess of the purchase price over net assets acquired of $1,783 was recorded as goodwill and is being amortized over 25 years. Effective October 29, 1997, AdCraft was merged into HCI.

Effective November 14, 1997, HCI sold certain assets and liabilities associated with its investment in AdCraft to an individual who was an employee of the Company in exchange for a $350 promissory note, resulting in a loss of $276. The promissory note accrues interest at the prime rate and is payable on a quarterly basis. The note matures on November 30, 1999 at which time the entire principal amount of the note is due. HCI was also required to buy out the remaining term of this individual's employment contract in the amount of $250, pursuant to his terminating his employment in connection with this transaction.

On January 1, 1997, HCI acquired 100% of the outstanding common stock of Wayne Smith Company ("WSC"). The transaction was accounted for under the purchase method of accounting, and accordingly, the results of WSC are included in the financial statements from the date of acquisition. In connection with the acquisition, HCI granted 8,000 shares of HCI common stock to the previous owner of WSC. The stock has a put/call option allowing the previous owner to put the stock back to HCI at the conclusion of his employment agreement in 2002 for a value of $50 per share, or $400. The agreement also permits HCI to call the stock at any time upon written notice at $50 per share. At June 30, 1997, the present value of the future obligation was recorded in the amount of $262 as a long-term obligation, assuming a discounted rate of 8.5% (see Note 8). The total cost of the acquisition, including direct costs of the acquisition was $267, and total net assets of WSC at the date of acquisition were $250. The excess of the purchase price over net assets acquired of $17 was recorded as goodwill and is being amortized over 25 years. Effective May 22, 1998, WSC was merged into HCI.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

3. ACQUISITION AND DISPOSITION OF BUSINESSES (CONTINUED)

On June 1, 1998, HCI exchanged its interest in a 50% owned joint venture engaged in the production and marketing of Internet sites to various colleges and universities for 418,971 shares of common stock of Total Sports, Inc. ("Total Sports"), representing approximately 15% of the total equity of Total Sports on a fully diluted basis. Total Sports has access to a significant database of sports information that it distributes through a variety of media, including print, graphic design, and Internet. HCI's share of Total Sports at the time of the exchange was valued at $7.11 per share, or approximately $2,977 resulting in a gain of $2,843.

4. NOTE RECEIVABLE FROM OFFICER

The note receivable from officer consists of a $385 demand note bearing interest at the prime rate plus 1% (9.5% as of June 30, 1999) with interest payable monthly. Interest due on the note receivable of $211 and $174 is included in accounts receivables as of June 30, 1999 and 1998, respectively.

5. PROPERTY AND EQUIPMENT

Property and equipment at June 30 consists of the following:


                                                                            1999      1998
                                                                          ------------------
Land                                                                      $   448    $   448
Building                                                                    1,136      1,183
Machinery and equipment                                                     4,155      5,738
Leasehold and building improvements                                           955        955
Furniture and fixtures                                                      1,571      1,581
Computer equipment                                                          3,577      3,268
Autos and trucks                                                               52         64
Construction in progress                                                      104          -
                                                                          ------------------
                                                                           11,998     13,237
Less accumulated depreciation and amortization                              6,909      7,365
                                                                          ------------------
                                                                          $ 5,089    $ 5,872
                                                                          ==================

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

6. ACCRUED EXPENSES

Accrued expenses as of June 30 consist of the following:


                                               1999     1998
                                             ----------------
Guaranteed rights fees                       $1,065    $1,066
Unbilled payables                             2,758     2,906
Profit splits                                   674       124
Other                                           565       192
                                             ----------------
                                             $5,062    $4,288
                                             ================

7. NOTES PAYABLE

Notes payable under a loan agreement with Bank One Lexington, NA (Bank One) at June 30, 1999 and 1998 were $2,434 and $6,756, respectively. The agreement provides a revolving line of credit to $10,000 and expires December 31, 1999.

Interest is payable monthly at Bank One's prime rate or LIBOR plus 175 basis points as selected by the Company for specified rate periods. The interest rate on outstanding borrowings was 7.75% as of June 30, 1999. The facility fee is 0.32% per quarter on the average daily unadvanced portion of the revolving line of credit.

The Bank One loan agreement is secured by accounts receivable and contains various affirmative and negative covenants as well as specific financial covenants relating to net worth, coverage ratios, debt ratios, and additional indebtedness. The Company was in violation of certain of these covenants as of June 30, 1999. Bank One waived its rights under these events of default at June 30, 1999.

In 1999, the Company borrowed $8,000 from USA, as evidenced by the Company's promissory note. The note bears interest at 6% per annum, payable monthly. The principal amount of the note is due upon the earlier of (i) 10 days following demand made by USA or (ii) immediately upon change in control of the majority ownership of USA. Interest expense incurred on this note was $164 in 1999.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

8. LONG-TERM OBLIGATIONS

Long-term obligations at June 30 consist of the following:


                                                                               1999            1998
                                                                              ----------------------
Obligations under acquisition agreements                                      $1,236          $1,136
Obligations under equipment financing:
  8.5% secured installment note, payable in monthly installments of
   $17 including interest, due on January 5, 2003                                610             749
  9.0% secured installment note, payable in monthly installments of
   $4 including interest, due on November 1, 2002                                146             182
  8.34% secured installment note, payable in monthly installments of
   $4 including interest, due on June 27, 2004
                                                                                 219             262
Other                                                                            102             123
Obligations under capital leases                                                  --             225
                                                                              ----------------------
                                                                               2,313           2,677
Less current maturities                                                        1,513             507
                                                                              ----------------------
Long-term obligations                                                         $  800          $2,170
                                                                              ======================

Obligations under capital leases relate to the acquisition of computer equipment and expired during 1999. The amount of assets acquired under capital leases included in properties and equipment at June 30, 1999 and 1998 was $1,200. Accumulated amortization on assets under capital leases at June 30, 1999 and 1998 was $1,053 and $870, respectively. Amortization of assets held under capital lease is included with depreciation expense.

Obligations under acquisition agreements relate to the put/call options issued in connection with the AdCraft and WSC acquisitions (see Note 3). These obligations were recorded at the present value of the future obligation based on the put/call option price of $50 per share issued in the transactions. The present value for each of these put/call options was based on a discount rate of 8.5% per annum and are being accrued to their terminal value over the respective terms of these agreements. Interest expense recorded for the years ended June 30, 1999, 1998, and 1997 associated with the obligations was $100, $90, and $69 respectively.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

8. LONG-TERM OBLIGATIONS (CONTINUED)

Aggregate annual principal payments of long-term obligations at June 30, 1999:


            2000                                   $ 1,513
            2001                                       282
            2002                                       291
            2003                                       183
            2004                                        44
                                                   -------
                                                   $ 2,313
                                                   =======

9. SERIES B REDEEMABLE CUMULATIVE PREFERRED STOCK

On December 15, 1992, the Company authorized 80,000 shares and issued 50,000 shares of Series B Redeemable cumulative preferred stock (Series B) having no par value per share and $100 stated value per share. Pursuant to certain agreements entered into in connection with the sale of this Series B, certain restrictions were placed on transfers of common stock, voting and irrevocable proxy agreements between certain stockholders and officers of the Company were entered into and the Company is required to comply with various covenants related to financial ratios and financial reporting. The Series B stockholders are entitled to receive, as declared by the Company's Board of Directors, cumulative cash dividends at an annual rate of $8.00 per share. The dividends accrue quarterly in arrears and are payable on the dates set forth by the Company's Board of Directors. Effective June 30, 1997, the Company redeemed 12,500 shares of Series B preferred stock, including cumulative dividends, for $1,705. The Series B recorded value increased $300 in 1999 and 1998, to reflect the dividends accrued from the issuance date through June 30, 1999.

Cumulative preferred dividends in arrears at June 30, 1999 were $1,964. The Company incurred stock issuance costs of $371 which were netted against the original proceeds and are being accreted to retained earnings.

The Series B shares may be redeemed at agreed-upon rates per share as called by the Company, and must be redeemed on December 15, 1999. At June 30, 1999, the cost of redeeming the shares is $5,491 including cumulative dividends.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

10. COMMON STOCK OPTION PLANS

The Company has three stock option plans: Directors' Non-Qualified Stock Option Plan (the "Directors" Plan), Non-Qualified Stock Option Agreements for certain senior executives (the "Senior Executive Plan"), and Management Committee Non-Qualified Stock Option Plan (the "Management Committee Plan").

The Directors Plan provides for the grant of options to purchase up to 24,000 shares of common stock of the Company to non-employee directors. The Board of Directors granted options to purchase 8,000 and 6,000 shares of common stock in 1998 and 1997, respectively. Under the Directors Plan, 50% of the options are exercisable on the date of grant and 50% of the options are exercisable on the first anniversary of the date of grant. The option price per share is $3.125.

In 1998, under the Senior Executive Plan, the Company granted to two senior executives options to purchase 90,000 shares of common stock at $3.125 per share. These options are exercisable 50% at the date of grant and 50% on or after June 30, 1999. No additional options are available for grant under the Senior Executive Plan.

The Management Committee Plan provides for the grant of options to purchase up to 100,000 shares of common stock of the Company to eligible members of the Company's Management Committee. The Board of Directors granted options to purchase 38,000, 24,000, and 19,500 shares of common stock in 1999, 1998, and 1997, respectively. Under the Management Committee Plan, options are exercisable as follows: 33 1/3% on the first anniversary of the grant date, 33 1/3% on the second anniversary of the grant date, and 33 1/3% on the third anniversary of the grant date. Options under this plan are exercisable at $6.25 per share.

At June 30, 1999, 1998, and 1997, other outstanding options entitled the holders (employees and others) to purchase 12,000 shares of common stock at prices ranging from $11.25 to $22.00 per share through 1999. Options to purchase 500 shares of common stock were granted in 1998 exercisable as follows: 33 1/3% on the first anniversary of the grant date, 33 1/3% on the second anniversary of the grant date, and 33 1/3% on the third anniversary of the grant date at an exercise price of $6.25 per share.

The expiration date of certain outstanding option awards was extended from December 31, 1998 to December 31, 1999. Such modification required additional compensation expense of $365.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

10. COMMON STOCK OPTION PLANS (CONTINUED)

On the date of the grant of the stock options in 1999, 1998 and 1997, the fair value of the Company's common stock exceeded the exercise price of such stock options. Accordingly, compensation expense was recognized for the years ended June 30, 1999, 1998, and 1997 in the aggregate amounts of $1,891, $1,610, and $191 respectively. The fair value for options granted was estimated at the date of grant using the minimum value options pricing model with the following weighted average assumptions for fiscal 1999, 1998, and 1997: risk free interest rate of 5.5%; no dividends expected to be declared; volatility factor of zero for the expected price of the Company's common stock as it is not publicly traded; and the expected life of the options of six years. The weighted average grant date fair value of options was $31 in 1999, $25 in 1998, and $9 in 1997. Had compensation cost been recognized based on the estimated fair value of the options on the grant date under the methodology prescribed by SFAS 123, the Company's net income for the years ended June 30, 1999, 1998, and 1997 would not have been materially different using the "minimum value" method for valuing the options.

A summary of the Company's stock option activity for the years ended June 30 follows:


                                      1999                1998                 1997
                                -----------------------------------------------------------
                                         WEIGHTED-             WEIGHTED-          WEIGHTED-
                                          AVERAGE               AVERAGE            AVERAGE
                                         EXERCISE              EXERCISE           EXERCISE
                                OPTIONS   PRICE     OPTIONS     PRICE    OPTIONS   PRICE
                                -----------------------------------------------------------
 Outstanding-beginning of
   year                         244,500   $4.46     131,500     $5.24     88,500   $5.60
 Granted                         38,000    6.25     122,500      3.75     43,500    4.53
 Exercised                      (12,500)   6.25      (9,500)     6.25       (500)   6.25
                                --------------------------------------------------------
 Outstanding-end
   of year                      270,000   $4.63     244,500     $4.46    131,500   $5.24
                                ========================================================
 Exercisable at end of year
                                209,167   $4.15     124,500     $4.63     64,667   $5.65
                                ========================================================

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

11. EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings per share before the cumulative effect of a change in accounting principle (in thousands, except per share data):


                                                       1999        1998        1997
                                                    ---------------------------------
Numerator
Net income                                          $  5,737     $  2,108    $  1,626
Preferred stock dividends                               (300)        (300)       (400)
                                                    ---------------------------------
   Numerator for basic and diluted earnings
     per share                                      $  5,437     $  1,808    $  1,226
                                                    =================================

Denominator
   Weighted average shares for basic earnings
     per share                                           927          913         849
   Effect of dilutive securities:
     Employee stock options                              177          107          26
                                                    ---------------------------------

   Adjusted weighted average shares for
     dilutive earnings per share                       1,104        1,020         875
                                                    =================================

Basic earnings per common share                     $   5.87      $  1.98     $  1.44
                                                    =================================

Diluted earnings per common share                   $   4.92      $  1.77     $  1.40
                                                    =================================

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

12. INCOME TAXES

Income tax expense (benefit) consists of the following:


                                                   CURRENT     DEFERRED      TOTAL
                                                   --------------------------------
Year ended June 30, 1999:
   Federal                                         $  507     $   3,602    $  4,109
   State and local                                     14           833         847
                                                   --------------------------------
Total income tax expense                           $  521     $   4,435    $  4,956
                                                   ================================

Year ended June 30, 1998:
   Federal                                         $  321     $   1,240    $  1,561
   State and local                                     75           120         195
                                                   --------------------------------
Total income tax expense                           $  396     $   1,360    $  1,756
                                                   ================================

Year ended June 30, 1997:
   Federal                                         $   16     $     704    $    720
   State and local                                    (36)          262         226
                                                   ================================
Total income tax expense                           $  (20)    $     966    $    946
                                                   ================================

Income tax expense differs from the amounts computed by applying the statutory U.S. Federal income tax rate to income before income taxes and cumulative effect of change in accounting principle as a result of the following:


                                                          1999         1998        1997
                                                        --------------------------------
Computed "expected" tax expense                         $  3,743     $  1,353    $   967
Equity in earnings of affiliates                               -            -       (258)
State and local income taxes, net of
   Federal income tax benefit                                552          205        153
Tax benefit of stock options exercised                       219            -          -
Goodwill amortization                                         64            -          -
Meals and entertainment                                      104            -          -
Contribution carryover                                        58            -          -
Other, net                                                   216          198         84
                                                        --------------------------------
Income tax expense                                      $  4,956     $  1,756    $   946
                                                        ================================

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

12. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:


                                                                       1999            1998
                                                                     ------------------------
Deferred tax assets:
   Investments in affiliates                                         $    68          $   176
   Accounts receivable                                                    34               43
   Change from cash to accrual tax recognition on
     acquired business                                                   106              213
   Restructuring charges                                                 156               --
   Federal and state net operating loss (NOL) carryforwards               47               81
   Stock option compensation                                           1,886              611
   Other                                                                  74               --
                                                                     ------------------------
Gross deferred tax assets                                              2,371            1,124
Valuation allowance                                                       --              (17)
                                                                     ------------------------
Deferred tax assets, net                                               2,371            1,107
                                                                     ------------------------
Deferred tax liabilities:
   Gains on sale of businesses                                         3,839            3,841
   Equity in earnings of affiliates                                    5,997              490
   Plant and equipment                                                   923              727
   Other                                                                  --                2
                                                                     ------------------------
Deferred tax liabilities                                              10,759            5,060
                                                                     ------------------------
Net deferred tax liability                                           $ 8,388          $ 3,953
                                                                     ========================

13. EMPLOYEE BENEFIT PLANS

The Company provides defined contribution and profit sharing plans which cover substantially all employees. In 1999 and 1998, the Company matched employee contributions at 35% within prescribed limits. The Company's expense for these plans was approximately $61, $85, and $77 in 1999, 1998 and 1997, respectively.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

14. COMMITMENTS AND CONTINGENCIES

The Company commits under certain contracts, the nature and terms of which vary, to the payment of guaranteed rights fees as specified by contract. Future guaranteed rights fee commitments at June 30, 1999 total $102,625. Included in this amount is $39,195 representing contracts entered into by the Company from which the revenues have been transferred to USA. USA has agreed to indemnify the Company for these commitments.

The Company is also committed under contracts, the nature and terms of which vary, projects to share the net profits, as specified by contract, with other parties to the contract. The expense for 1999, 1998 and 1997, under these arrangements was approximately $3,471, $1,098 and $2,501, respectively.

The Company has various leases for facilities and equipment which are classified as operating leases. Rent expense for leased facilities and equipment for 1999, 1998, and 1997 was $837, $908 and $778, respectively. Of these amounts, rent expense for office facilities of $448 in 1999, $455 in 1998, and $410 in 1997 was paid to two organizations in which a stockholder of the Company has a 16.0% and 33.3% ownership interest, respectively.
Future commitments associated with operating leases are $4,215 at June 30, 1999.

The total future minimum payments required under the above commitments are as follows:


          2000                                      $   30,422
          2001                                          29,707
          2002                                          33,473
          2003                                          10,120
          2004                                           2,916
          Thereafter                                       202
                                                    ----------
                                                    $  106,840
                                                    ==========

At June 30, 1999, a letter of credit in the amount of $75 was outstanding. This letter of credit related to a contractual obligation associated with a leased facility. The Company has also issued an irrevocable letter of credit in the amount of $14,500 to guarantee the Company's payments to the NCAA for the second contract year ending August 31, 1999. The letter of credit expires September 10, 2000, and is secured by the accounts receivable of the Company.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

14. COMMITMENTS AND CONTINGENCIES (CONTINUED)

On January 20, 1998, a former salesman filed suit in the United States District Court for the Northern District of Texas claiming the Company failed to pay commissions due as a result of his effort to obtain a corporate sponsor contract. The salesman is seeking damages in the amount of $580,000. A trial is scheduled to begin in January 2000. A loss, if any, cannot be estimated at this time. The Company intends to vigorously defend its position and believes it will ultimately prevail, although there can be no assurances at this time.

The Company is also involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a significant effect on the Company's consolidated financial position or results of operations.

15. CONCENTRATION OF CREDIT RISK

During 1999, 1998, and 1997, approximately $24,714 (47%), $21,209 (46%), and
$18,194 (46%), respectively, of the Company's net revenues arose from sub-licensing NCAA corporate sponsor rights to major corporations. The Company's current contract with the NCAA, which gives the Company the sole rights to sub-license NCAA corporate partners, expires August 31, 2002. At June 30, 1999, accounts receivables related to NCAA corporate sponsors included balances of $5,264, or 52% of total billed accounts receivable. At June 30, 1998, accounts receivables related to NCAA corporate sponsors included balances of $1,943, or 35% of total billed accounts receivable.

Concentrations of credit risk with respect to accounts receivable are limited because a large number of geographically diverse customers comprise the Company's customer base, thus spreading the credit risk. In addition, the Company controls credit risk through credit approvals, credit limits and other monitoring procedures.

16. MERGER TRANSACTION

On February 15, 1999, the Company entered into a merger agreement whereby Bull Run Corporation ("Bull Run"), the direct and indirect holder of 33% of the Company's common stock and 52% of the Company's preferred stock, agreed to acquire the stock of Universal Sports America, Inc. ("Universal"), Capital Sports Properties, Inc. ("Capital") and the Company not currently owned, directly or indirectly, by Bull Run for approximately $95,000,

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

16. MERGER TRANSACTION (CONTINUED)

net of cash acquired (the "Bull Run Acquisition"). Pursuant to the merger agreement, Bull Run will reorganize into a holding company structure immediately prior to the Bull Run Acquisition whereby each outstanding share of Bull Run common stock will be converted into one share of a new holding company, BR Holding, Inc. ("BR Holding"). BR Holding, which will be a publicly held company, will be owned by the stockholders of Bull Run immediately prior to such conversion and Bull Run and its subsidiaries will be subsidiaries of BR Holding. Under the merger agreement, each share of the Company's common stock (except for shares held by Bull Run and Capital) will be converted into the right to receive (a) an amount in cash and notes equal to $35.02 and (b) a number of shares of BR Holding common stock having an aggregate value of $36.37. This transaction is subject to the terms and conditions of the merger agreement, which has been approved of the stockholders of Capital, Universal, Bull Run and the Company. The merger is expected to be effective on or about December 15, 1999.

17. YEAR 2000 READINESS (UNAUDITED)

The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, but not limited to, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

The Company completed an assessment of its computer programs equipment and determined that it would have to modify or replace portions of its hardware and software so that those systems would function properly with respect to dates beyond December 31, 1999. A significant portion of the Company's software systems has been upgraded to become Year 2000 compliant. Several remaining systems, primarily associated with billing and manufacturing cost systems, have been evaluated and modifications to such systems to become Year 2000 compliant are substantially complete. The Company currently expects all modifications to be complete by November 1999. The Company believes that with the modification to the existing software and conversion to new software, the Year 2000 issue will not pose significant operational problems for its computer systems.

                   Host Communications, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements

17. YEAR 2000 READINESS (UNAUDITED) (CONTINUED)

The Company made inquiries of its important suppliers and subcontractors that do not share information systems with the Company. The Company has received assurances from a majority of these external agents that their major systems impacting the Company will be Year 2000 compliant. Based on these responses to date, the Company is not aware of any external agent Year 2000 issue that would materially impact the Company's results of operations, liquidity or capital resources. However, the Company has no means of ensuring that external agents will be Year 2000 ready if such assurances are not received. Most inventory and supplies used in the Company's business, primarily in the printing operation, are available from more than one supplier and therefore, management's contingency plans include, but are not limited to, evaluating alternative vendors who are Year 2000 compliant, as well as evaluating supply and inventory levels.

The Company is utilizing both internal and external resources to reprogram, replace, test and implement the software and hardware equipment for the Year 2000 modification. The total cost of the Year 2000 project is not expected to exceed $500,000, of which $125,000 relates to a three year operating lease associated with the installation of new computers. The costs associated with the project are being funded through operating cash flows. To date, the Company has incurred approximately $350,000 in connection with its Year 2000 compliance program, the majority of which has been capitalized as part of the software modifications.

The Company plans to complete the Year 2000 modifications based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of necessary resources and other factors. Estimates on the status of completion and the expected completion dates are based on costs incurred to date compared to total expected costs. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                  Condensed Consolidated Financial Statements

                           Host Communications, Inc.
                                and Subsidiaries

                 Three Months Ended September 30, 1999 and 1998

                   Host Communications, Inc. and Subsidiaries

                  Condensed Consolidated Financial Statements
                                  (Unaudited)
                 Three months ended September 30, 1999 and 1998



                                    CONTENTS



Condensed Consolidated Balance Sheet (Unaudited).................................................F-30
Condensed Consolidated Statements of Income (Unaudited)..........................................F-31
Condensed Consolidated Statements of Stockholders' Equity (Unaudited)............................F-32
Condensed Consolidated Statements of Cash Flows (Unaudited)......................................F-33
Notes to Condensed Consolidated Financial Statements (Unaudited).................................F-34

                   Host Communications, Inc. and Subsidiaries

                Condensed Consolidated Balance Sheet (Unaudited)
                     (in thousands, except per share data)


                                                                September 30,
                                                                    1999
                                                                -------------
ASSETS
Current assets:
  Cash and cash equivalents                                        $    37
     Accounts receivable, net of allowance for
     doubtful accounts of $85                                       20,825
  Due from affiliate                                                   103
  Notes receivable from officer                                        385
  Notes receivable                                                     801
  Prepaid costs                                                      2,132
  Deferred taxes                                                       502
                                                                   -------
Total current assets                                                24,785

Property and equipment, net                                          5,223
Investments in affiliates                                           25,683
Goodwill, net                                                        1,668
Other assets                                                         1,351
                                                                   -------
Total assets                                                       $58,710
                                                                   =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable                                                      $   591
Note payable to affiliate                                            8,000
Current maturities of long term obligations                          1,679
Accounts payable                                                     1,391
Accrued expenses                                                     4,071
 Deferred income                                                    14,357
                                                                   -------
Total current liabilities                                           30,089

Long term obligations                                                  709
Deferred income taxes                                                8,890

Commitments and contingencies

Series B redeemable cumulative preferred stock, no par
    value, $100 stated and redemption value:
    Authorized shares - 80,000
    Issued and outstanding shares - 37,500                           5,761

Stockholders' equity:
  Common stock, no par value:
    Authorized shares - 1,500,000
    Issued and outstanding shares - 945,283                          1,326
  Additional paid-in capital                                         4,036
  Retained earnings                                                  7,899
                                                                   -------
Total stockholders' equity                                          13,261
                                                                   -------
Total liabilities and stockholders' equity                         $58,710
                                                                   =======

See accompanying notes.

                   Host Communications, Inc. and Subsidiaries

          Condensed Consolidated Statements of Operations (Unaudited)
                     (in thousands, except per share data)


                                                  Three months ended September 30,
                                                       1999              1998
                                                  --------------------------------
Net revenues                                         $ 9,394           $ 7,845
Cost of revenues                                       6,766             5,352
                                                     -------           -------
Gross profit                                           2,628             2,493
Selling, general and administrative                    3,450             4,226
                                                     -------           -------
Operating loss                                          (822)           (1,733)

Other income (expense):
Interest expense                                        (190)             (142)
Equity earnings in affiliates                            (16)             (114)
Other , net                                               34                27
                                                     -------           -------
Loss before income taxes                                (994)           (1,962)
Income tax benefit                                      (398)             (785)
                                                     -------           -------
Net loss                                             $  (596)          $(1,177)
                                                     =======           =======

Basic and diluted earnings per common share          $ (0.72)          $ (1.36)
                                                     =======           =======

See accompanying notes.

                   Host Communications, Inc. and Subsidiaries

           Condensed Consolidated Statements of Stockholders' Equity
                                  (Unaudited)
                     (in thousands, except per share data)


                                                COMMON STOCK                  ADDITIONAL                              TOTAL
                                         ---------------------------           PAID-IN           RETAINED         STOCKHOLDER'S
                                          SHARES             AMOUNT            CAPITAL           EARNINGS            EQUITY
                                         --------           --------          ----------         --------         -------------
Balance at June 30, 1999                  927,783           $  1,216           $  3,911          $  8,570           $ 13,697
Compensation expense of options                                                     125                                  125
Stock options exercised                    17,500                110                                                     110
Preferred stock dividends                                                                             (75)               (75)
Net loss                                       --                 --                 --              (596)              (596)
                                         --------           --------           --------          --------           --------
Comprehensive income                                                                                                    (596)
                                         --------           --------           --------          --------           --------
Balance at September 30, 1999             945,283           $  1,326           $  4,036          $  7,899           $ 13,261
                                         ========           ========           ========          ========           ========

See accompanying notes.

                   Host Communications, Inc. and Subsidiaries

          Condensed Consolidated Statements of Cash Flows (Unaudited)
                                 (in thousands)


                                                                   Three months ended
                                                                      September 30,
                                                                 ------------------------
                                                                   1999           1998
                                                                 --------       ---------
OPERATING ACTIVITIES
Net loss                                                         $   (596)      $ (1,177)
Adjustments to reconcile net income to net cash provided by
  (used in) operating activities:
     Depreciation and amortization                                    270            314
     Equity in earnings of affiliates                                  16            114
     Stock compensation expense                                       125            425
     Changes in operating assets and liabilities, net of
           effects of acquired buisiness:
          Accounts receivable                                      (7,008)           437
          Due from affiliates                                        (237)          (604)
          Prepaid costs                                            (1,725)        (1,179)
          Other assets
          Accounts payable                                           (534)           473
          Accrued expenses                                         (1,159)        (2,740)
          Deferred revenues                                        11,995          1,093
          Other, net                                                1,014            (82)
                                                                 --------       --------
Net cash provided by (used in) operating activities                 2,161         (2,926)

INVESTING ACTIVITIES
Additions to property and equipment                                  (353)          (327)
Investments in businesses                                              (3)           (25)
                                                                 --------       --------
Net cash used in investing activities                                (356)          (352)

FINANCING ACTIVITIES
Net activity on notes payable                                      (1,966)         3,207
Net payments to acquire stock                                         110             78
                                                                 --------       --------
Net cash provided by (used in) financing activities                (1,856)         3,285
                                                                 --------       --------

Net increase (decrease) in cash                                       (51)             7
Cash at beginning of period                                            88             13
                                                                 --------       --------
Cash at end of period                                            $     37       $     20
                                                                 ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                           $     57       $     52
                                                                 ========       ========
Cash paid for income taxes                                       $     12       $     --
                                                                 ========       ========

See accompanying notes.

                   Host Communications, Inc. and Subsidiaries

        Notes to Condensed Consolidated Financial Statements (Unaudited)
                     (in thousands, except per share data)

1. DESCRIPTION OF THE BUSINESS

The accompanying consolidated financial statements include the accounts of Host Communications, Inc. (the Company or "HCI"), and its wholly owned subsidiaries. The Company provides specialized marketing and management services to corporate clients focusing primarily on sports-related affinity groups. HCI also provides professional marketing and other management services to the NCAA and other groups and associations such as the National Tour Association (a packaged travel association), Quest (JD Edwards user group association and the International Spa and Fitness Association. Among other things, HCI's responsibilities under these relationships may include the sale of "official sponsorship rights to corporations, advertising in gameday or other programs as well as advertising in radio and television broadcasts of games. HCI also produces a broad array of electronic and print media through its broadcast, printing, publishing and internet divisions as well as maintaining minority investments in service companies which provide marketing and production support to its corporate clients and associations.

2. UNAUDITED INTERIM FINANCIAL INFORMATION

The condensed consolidated financial statements as of September 30, 1999 and for the three months ended September 30, 1999 and 1998 are unaudited, however, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such periods. Operating results for the three months ended September 30, 1999 and 1998 are not necessarily indicative of the results that may be expected for the entire year because of the seasonal nature of the Company's events and sports marketing programs. These financial statements should be read in conjunction with the consolidated financial statements, including the notes thereto, for the year ending June 30, 1999, appearing elsewhere in this document.

3. INCOME TAX BENEFIT

Income tax benefit for the three months ended September 30, 1999 and 1998 differs from the amount of income tax benefit that would result from applying the domestic federal statutory tax rate to pretax income principally due to expenditures disallowed for income tax purposes.

4. EARNINGS PER SHARE OF COMMON STOCK

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the

                   Host Communications, Inc. and Subsidiaries

        Notes to Condensed Consolidated Financial Statements (Unaudited)
                     (in thousands, except per share data)

reporting period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Since the company incurred losses for the three months ending September 30, 1999 and 1998, these amounts would be considered anti-dilutive and are therefore not included in the calculation. The following table sets forth the computation of basic and diluted earnings per share:


                                                      Three months ended
                                                         September 30,
                                                    ---------------------
                                                      1999          1998
                                                    -------       -------
NUMERATOR:
Net loss                                            $  (596)      $(1,177)
                                                    =======       =======
DENOMINATOR:
Weighted average shares for basic and dilutive
earnings per share                                      930           918
                                                    =======       =======

Basic and diluted earnings per common share         $ (0.72)      $ (1.36)
                                                    =======       =======

5. PENDING TRANSACTION

On February 15, 1999, the Company entered into a merger agreement whereby Bull Run Corporation ("Bull Run"), the direct and indirect holder of approximately 13% of the Company's common stock and approximately 15% of the preferred stock, agreed to acquire the stock of Host, Capital Sports Properties, Inc. ("Capital") and the Company not currently owned, directly or indirectly, by Bull Run for approximately $95 million, net of cash acquired (the "Bull Run Acquisition"). Pursuant to the merger agreement, Bull Run will reorganize into a holding company structure immediately prior to the Bull Run Acquisition whereby each outstanding share of Bull Run common stock will be converted into one share of a new holding company, will be owned by the stockholders of Bull Run immediately prior to such conversion and Bull Run and its subsidiaries will be subsidiaries of BR Holding. Under the merger agreement, each share of the Company's common stock and preferred stock (except for shares held by Bull Run, Capital or Host) will be converted into the right to receive (a) an amount in cash and notes equal to $35.02 and (b) a number of shares of BR Holding common stock having an aggregate value of $36.37. This transaction is subject to the terms and conditions of the merger agreement, including the approvals of the stockholders of Capital, Host, Bull Run, and the Company. The transaction is expected to close prior to December 15, 1999.

                       Consolidated Financial Statements

                         Universal Sports America, Inc.
                                and Subsidiaries

                   Years ended June 30, 1999, 1998, and 1997
                      with Reports of Independent Auditors

                Universal Sports America, Inc. and Subsidiaries

                       Consolidated Financial Statements

                   Years ended June 30, 1999, 1998, and 1997






                                    CONTENTS


Report of Independent Auditors............................................ F-38

Audited Financial Statements

Consolidated Balance Sheets............................................... F-39
Consolidated Statements of Income......................................... F-40
Consolidated Statements of Stockholders' Equity........................... F-41
Consolidated Statements of Cash Flows..................................... F-42
Notes to Consolidated Financial Statements................................ F-43

                         Report of Independent Auditors

Board of Directors
Universal Sports America, Inc.

We have audited the accompanying consolidated balance sheets of Universal Sports America, Inc. and subsidiaries as of June 30, 1999 and 1998, and the related consolidated statement of operations, stockholders' equity, and cash flow for the each of the three years in the period ended June 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Universal Sports America, Inc. and subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.




                                       /s/ ERNST & YOUNG LLP


Dallas, Texas
October 15, 1999

                Universal Sports America, Inc. and Subsidiaries

                          Consolidated Balance Sheets

                                                               JUNE 30,        JUNE 30,
                                                                 1999            1998
                                                             ----------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                 $16,498,258      $ 1,551,799
   Accounts receivable, net of allowance for
     doubtful accounts of $718,859 in 1999 and
     $177,828 in 1998                                         24,382,085       13,756,671
   Inventory                                                     193,088          187,840
   Prepaid costs                                               6,176,943        7,448,080
   Loan to affiliate                                           8,044,000               --
   Other assets                                                  557,887          435,394
                                                             ----------------------------
Total current assets                                          55,852,261       23,379,784

Property and equipment, net                                    1,490,060        1,451,868
Investments in affiliates                                        139,861          957,167
Contract investment, net                                       5,187,833        5,506,268
Goodwill, net                                                  3,077,719        3,162,524
Other intangible assets, net                                     140,534          232,400
                                                             ----------------------------
Total assets                                                 $65,888,268      $34,690,011
                                                             ============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                            3,466,432        2,641,748
   Accrued rights fees                                         5,467,879        3,297,336
   Accrued expenses                                            2,674,906        2,258,475
   Deferred revenues                                           1,393,814        1,197,693
   Deferred income taxes                                       1,826,821        2,473,585
   Payable to affiliate                                               --          924,537
                                                             ----------------------------
Total current liabilities                                     14,829,852       12,793,374

Long-term debt                                                        --        7,245,000

Deferred income taxes                                          1,782,243        1,483,032

Series A redeemable convertible preferred stock, $1 par
   value, $4,900,000 aggregate liquidation value:
   Authorized shares - 600
   Issued and outstanding shares - 490                         4,900,000        4,900,000

Commitments and contingencies

Stockholders' equity:
   Common stock, $1 par value:
     Authorized shares - 10,000
     Issued and outstanding shares - 1,640.5                       1,640            1,640
   Additional paid-in capital                                  3,491,516        3,491,516
   Retained earnings                                          40,883,017        4,775,449
                                                             ----------------------------
Total stockholders' equity                                    44,376,173        8,268,605
                                                             ----------------------------
Total liabilities and stockholders' equity                   $65,888,268      $34,690,011
                                                             ============================


See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

                     Consolidated Statements of Operations


                                                               YEAR ENDED JUNE 30,
                                                 1999               1998               1997
                                            --------------------------------------------------

Revenues                                    $ 68,280,538       $ 62,938,661       $ 52,871,781

Operating expenses:
   Operating expenses                         48,793,571         38,535,817         35,203,931
   Selling, general and administrative        23,055,094         18,687,042         14,647,035
   Depreciation and amortization               1,103,547            977,563            687,666
                                            --------------------------------------------------
Total operating expenses                      72,952,212         58,200,422         50,538,632
                                            --------------------------------------------------
Operating income (loss)                       (4,671,674)         4,738,239          2,333,149

Other income (expense):
   Interest income                               936,904                 --                 --
   Interest expense                             (476,019)          (571,127)          (140,122)
   Equity in earnings of affiliates                   --            220,840            101,451
   Gain on sale of marketable security        61,470,504                 --                 --
   Other                                              --           (382,271)           182,635
                                            --------------------------------------------------
Income before income taxes                    57,259,715          4,005,681          2,477,113

Income tax provision                          21,152,147          1,567,117            880,444
                                            --------------------------------------------------

Net income                                  $ 36,107,568       $  2,438,564       $  1,596,669
                                            ==================================================

Basic earnings per common share             $  22,010.10       $   1,486.47       $     973.28
                                            ==================================================

Diluted earnings per common share           $  16,947.93       $   1,144.59       $     749.43
                                            ==================================================


See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

                Consolidated Statements of Stockholders' Equity




                                   COMMON STOCK      ADDITIONAL      RETAINED        TOTAL
                                 ----------------     PAID-IN        RETAINED    STOCKHOLDER'S
                                 SHARES    AMOUNT     CAPITAL        EARNINGS       EQUITY
                                 ------    ------    ----------    -----------   -------------

Balance at June 30, 1996          1,640    $1,640    $3,491,516    $   740,216    $ 4,233,372
   Net income                        --        --            --      1,596,669      1,596,669
                                  -----    ------    ----------    -----------    -----------

Balance at June 30, 1997          1,640     1,640     3,491,516      2,336,885      5,830,041
  Net income                         --        --            --      2,438,564      2,438,564
                                  -----    ------    ----------    -----------    -----------

Balance at June 30, 1998          1,640     1,640     3,491,516      4,775,449      8,268,605
   Net income                        --        --            --     36,107,568     36,107,568
                                  -----    ------    ----------    -----------    -----------

Balance at June 30, 1999          1,640    $1,640    $3,491,516    $40,883,017    $44,376,173
                                  =====    ======    ==========    ===========    ===========



See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

                     Consolidated Statements of Cash Flows



                                                                         YEAR ENDED JUNE 30,
                                                                1999             1998             1997
                                                            ----------------------------------------------

OPERATING ACTIVITIES
Net income                                                  $ 36,107,568     $  2,438,564     $  1,596,669
Adjustments to reconcile net income to net cash used
   in operating activities:
     Gain on sale of marketable securities, net of tax       (41,033,504)              --               --
     Amortization                                                474,441          456,335          425,896
     Depreciation                                                629,106          521,228          261,770
     Equity in earnings of affiliates                                 --         (220,840)        (101,451)
     Deferred income taxes                                      (347,553)         547,517          615,535
     Changes in operating assets and liabilities, net of
       effects of acquired business:
       Accounts receivable                                   (10,625,414)      (5,960,261)      (2,723,442)
       Inventory                                                  (5,248)         (65,856)         156,560
       Prepaid costs                                           1,271,137       (2,029,142)      (3,345,165)
       Other assets                                             (122,493)          62,867         (367,960)
       Accounts payable and accrued expenses                   3,411,658        3,080,318        2,014,854
       Deferred revenues                                         196,121       (1,385,649)         717,425
       Payable to affiliate                                     (924,537)        (288,264)        (985,500)
                                                            ------------     ------------     ------------
Net cash used in operating activities                        (10,968,718)      (2,843,183)      (1,734,809)

INVESTING ACTIVITIES
Additions to property and equipment                             (667,298)        (548,683)        (968,919)
Proceeds from sale of marketable securities, net of tax       41,079,856               --               --
Distribution from Street Hoops International                     500,000               --               --
Other                                                            291,619               --         (226,609)
                                                            ------------     ------------     ------------
Net cash provided by (used in) investing activities           41,204,177         (548,683)      (1,195,528)

FINANCING ACTIVITIES
Loan to affiliate                                             (8,044,000)              --               --
Borrowings on long-term debt                                          --        4,225,000        3,020,000
Repayments of notes payable                                   (7,245,000)              --         (650,000)
Other                                                                 --          (81,547)              --
                                                            ------------     ------------     ------------
Net cash provided by (used in) financing activities          (15,289,000)       4,143,453        2,370,000
                                                            ------------     ------------     ------------

Net increase (decrease) in cash                               14,946,459          751,587         (560,337)
Cash at beginning of period                                    1,551,799          800,212        1,360,549
                                                            ------------     ------------     ------------
Cash at end of period                                       $ 16,498,258     $  1,551,799     $    800,212
                                                            ============     ============     ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
                                                            ------------     ------------     ------------
Cash paid for interest                                      $    476,019     $    553,023     $    140,122
                                                            ============     ============     ============
Cash paid for income taxes                                  $ 20,437,000     $    150,000     $     99,070
                                                            ============     ============     ============



See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

ORGANIZATION

The accompanying consolidated financial statements include the accounts of Universal Sports America, Inc. (the Company), and its wholly owned subsidiaries, Universal Sports America, Inc. I, Streetball Sports Ventures Partners, L.P. (Streetball), and USA Collegiate, L.P. (USA Collegiate).

DESCRIPTION OF BUSINESS

The Company, through its Streetball and Collegiate divisions, is a leading provider of sports marketing and event management products and services to national and international corporate sponsors, athletic institutions (high school and collegiate sports), and grassroots sports participants. The Company owns or controls sports-related products, services or events ("properties") that have demonstrated commercial appeal to advertisers and consumers. Specifically, during the year ended June 30, 1997, Company properties included, among others, the production and management of over 250 grass roots sporting events throughout the United States and 27 foreign countries and the management of 16 exclusive sports marketing contracts for United States based universities and athletic conferences.

2. SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements of the Company include all subsidiaries which are over 50% owned and controlled by the Company. Significant intercompany balances and transactions have been eliminated. Investments in unconsolidated companies which are 20% to 50% owned are accounted for using the equity method. Investments which are less than 20% are carried at cost.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

INVENTORY

Inventories are value at the lower of cost or market using the specific identification method.

                Universal Sports America, Inc. and Subsidiaries

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PREPAID COSTS

The Company incurs significant costs directly relating to future events. Such costs include, but are not limited to, production costs, amounts paid under guaranteed rights fee arrangements, rent, insurance, tents, banners, and trophies. These costs are recorded as prepaid costs at year-end and are charged to expense as the related events occur.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. The Company charges depreciation to operations on a straight-line basis over the estimated useful lives (generally three to seven years) of the related property and equipment.

INTANGIBLE ASSETS

In connection with the 1995 reverse acquisition of USA Collegiate from Host Communications, Inc. (Host), contracts, and relationships with universities, athletic conferences, and associations of USA Collegiate were recorded at their estimated fair value as contract investment and are amortized straight-line over an estimated useful life of 20 years. Contract investment accumulated amortization totaled $1,180,863 and $862,428 at June 30, 1999 and 1998, respectively. Goodwill related to the USA Collegiate acquisition is being amortized on a straight-line basis over 40 years. At June 30, 1999 and 1998, goodwill accumulated amortization totaled $314,480 and $229,675, respectively.

The Company periodically reevaluates the propriety of the carrying amounts of its intangibles as well as the related amortization period to determine whether current events and circumstances warrant adjustments to the carrying amounts and/or revised estimates of useful lives. If events and circumstances warrant revaluation of the carrying value, it would be based on the Company's projection of the undiscounted operating cash flows over the remaining lives of the amortization periods of the related intangible assets.

                Universal Sports America, Inc. and Subsidiaries

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BARTER ASSETS OR SERVICES

Barter assets or services are recognized at the estimated fair value of the product or service received. The estimated fair value of these assets and services are recognized as sponsor revenues and as event management and operations expenses as used. Any unused amounts are capitalized as other assets and the sponsor revenue is deferred until the related event occurs. The total value of barter assets or services received was approximately $1,124,000, $1,200,000 and $1,055,000 for the years ended June 30, 1999, 1998 and 1997, respectively.

REVENUE RECOGNITION

The Company's revenues are principally derived from sponsorship revenue and registration fees. Corporate sponsor license fee revenues and advertising revenue are recognized as the related events occur. Registration fees are received from individuals and teams participating in events and are recognized as each event occurs.

INCOME TAXES

The Company uses the liability method for recording income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk are accounts receivable. The Company performs ongoing credit evaluation of its sponsors and generally does not require collateral. The Company maintains an allowance for losses based upon the expected collectibility of all accounts receivable.

                Universal Sports America, Inc. and Subsidiaries

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS PER SHARE OF COMMON STOCK

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options and the Series A redeemable convertible preferred stock represent additional securities reflected in the diluted weighted average shares outstanding. The following table sets forth the computation of basic and diluted earnings per share:


                                                                         YEAR ENDED JUNE 30,
                                                                   1999              1998           1997
                                                               --------------------------------------------

NUMERATOR:
Net income available to common shareholders                     $36,107,568       $ 2,438,564    $1,596,669
                                                                ===========================================

DENOMINATOR:
Weighted average shares for basic earnings per share                1,640.5           1,640.5       1,640.5
Effect of dilutive securities:
   Redeemable convertible preferred stock                             490.0             490.0         490.0
                                                                -------------------------------------------
Adjusted weighted average shares for dilutive earnings
     per share                                                      2,130.5           2,130.5       2,130.5
                                                                ===========================================

Basic earnings per common share                                 $ 22,010.10        $ 1,486.47    $   973.28
                                                                ===========================================

Diluted earnings per common share                               $ 16,947.93        $ 1,144.59    $   749.43
                                                                ===========================================


                Universal Sports America, Inc. and Subsidiaries

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FINANCIAL INSTRUMENTS

The Company's financial instruments are accounts receivable, accounts payable, and long term debt. Because of their short-term nature, the carrying amounts of these items approximate fair value.

STOCK OPTIONS

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"), and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation ("FAS 123"). Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair market value of the Company's common stock and the exercise price of the stock option granted. The Company's policy is to grant options with an exercise price equal to the fair market value of the Company's common stock on date of the grant.

NEW ACCOUNTING STANDARDS

Effective July 1, 1998, the Company adopted Statement of Financial Accounting Standards No, 130, Reporting Comprehensive Income ("SFAS 130"). Under provision of SFAS 130, there are no items other than net income that would be classified as part of comprehensive income.

Effective June 30, 1999, the Company adopted Statement of Financial Accounting Standards No. 131, (SFAS No. 131) Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for the way that public business enterprises report information about operating results in annual financial statements and selected information in interim financial statements issued to shareholders. See Note 14 segment disclosures.

RECLASSIFICATION

Certain prior year amounts have been reclassified to conform to current year presentation.

                Universal Sports America, Inc. and Subsidiaries

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:


                                            JUNE 30,
                                      1999            1998
                                   ---------------------------
Machinery and equipment              1,266,773     $ 1,230,739
Computer equipment and software      1,576,462       1,178,374
Furniture and fixtures                 545,161         414,202
Other                                   94,312           8,250
                                   ---------------------------
Property and equipment               3,482,708       2,831,565
Accumulated depreciation            (1,992,648)     (1,379,697)
                                   ---------------------------
Property and equipment, net        $ 1,490,060     $ 1,451,868
                                   ===========     ===========


4. LONG-TERM DEBT

The Company had a revolving line of credit agreement with a bank that provided for borrowings of up to $13.0 million. There were $7.2 million in borrowings outstanding at June 30, 1998. Interest on any outstanding borrowings was incurred based on the prime rate or LIBOR rate. On January 31, 1999, the Company terminated the agreement and repaid all outstanding borrowings with a portion of the proceeds from the sale of the marketable security, see Note 12.

5. RELATED PARTY TRANSACTIONS

The Company and NBC Sports Ventures, Inc. (NBC Sport Ventures), a current stockholder of the Company, entered into a television rights agreement with NBC Sports, Inc. (NBC Sports), an affiliate of NBC Sport Ventures. The terms of the contract require the Company to reimburse NBC Sports, for production costs incurred to broadcast the Company's "3 on 3" basketball tour finals. For the years ended June 30, 1999, 1998, and 1997, the production costs reimbursed to NBC Sports, totaled $377,417, $364,680, and $336,241, respectively, which amounts are included in event management and operations expense in the accompanying consolidated financial statements.

                Universal Sports America, Inc. and Subsidiaries

5. RELATED PARTY TRANSACTIONS (CONTINUED)

During 1997 and for the first quarter of fiscal 1998, Host, a stockholder of the Company, performed certain finance and management services for the Company under a fiveyear agreement for an annual fee of approximately $1,200,000. The Company incurred expenses of approximately $250,000 and $1,200,000 under this agreement for the years ended June 30, 1998 and 1997. Amounts under this agreement are included in selling, general, and administrative expenses. This agreement was terminated on October 1, 1997. In addition, the Company purchased certain printed material from Host Communications, totaling approximately $3,600,000, $3,900,000, and $2,300,000 for the years ended June 30, 1999, 1998, and 1997, respectively. Amounts due Host Communications for services and purchases totaled approximately $300,000 as of June 30, 1998.

Effective July 1, 1998, the Company renewed for an additional year a one-year consulting agreement originally entered into with Host on July 1, 1997. Pursuant to the renewed agreement, certain executives of Host will continue to provide consulting services to the Company, and as compensation, the Company will pay Host an aggregate consulting fee of $600,000 in each year of the agreement. During the term of the agreement and for two years after termination of the agreement, Host will be subject to a non-compete agreement. Similar consulting services were provided in 1997 in the amount of approximately $600,000.

On February 24, 1999, the Company loaned Host, $8 million in the form of a promissory note. The note bears interest at 6% per annum, payable monthly beginning in March 1999. The principal amount of the note is due upon the earlier of (i) 10 days following demand made by the Company or (ii) immediately upon change in control of the majority ownership of the Company.

At June 30, 1999 and 1998, the Company had a total of $472,797 and $416,045 in accounts receivable from various stockholders and affiliates.

6. EMPLOYEE BENEFITS

The Company has a qualified 401(k) plan (the 401(k) Plan) whereby participants may contribute portions of their annual compensation to the 401(k) Plan and matching contributions are to be made by the Company based on criteria set forth in the 401(k) Plan agreement. For the years ended June 30, 1999, 1998 and 1997, the Company's expense under the Plan was $123,254, $55,449 and $21,486, respectively.

                Universal Sports America, Inc. and Subsidiaries

                   Notes to Consolidated Financial Statements



7. SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

In conjunction with the acquisition of USA Collegiate, 490 shares of Series A Redeemable Convertible Preferred Stock were issued to various investors. The preferred shareholders have the right to receive dividends declared by the Company on the same basis as the common shareholders. Each share of preferred stock is entitled to one vote per share on all matters submitted to a vote of the shareholders of the Company. The Company can redeem any outstanding preferred stock three years after its issuance date. The preferred shareholders can demand redemption of their preferred shares six years after their issuance date. At any time after the issuance of their shares, the preferred shareholders can convert their preferred stock into common stock at a one for one exchange rate. In the case of the Company's liquidation, each preferred shareholder is entitled to a liquidation preference of $10,000 plus any accrued dividends unless the liquidation cannot be sufficed by the Company's assets, then any such liquidating distribution will be on a pro-rata basis with the common stock shareholders.

8. STOCK OPTIONS

The Company has a 1996 Employee Stock Option Plan (the "Option Plan") under which the Company's Board of Directors is authorized to grant options to key employees for the purchase of common stock at a price not less than the estimated fair value at the date of grant. The Option Plan provides that the estimated fair value of the Company's common stock is to be determined by the Board of Directors based on an independent valuation. Options under the Option Plan can be issued as either Non-qualified Stock Options (NSOs) or Incentive Stock Options (IS0s). NSOs expire in seven years and ISOs expire in five years. Each option granted to an optionee vests according to the respective option agreement, but generally vest over three or four years.

                Universal Sports America, Inc. and Subsidiaries

8. STOCK OPTIONS (CONTINUED)

Stock option transactions in the Options Plan for years ended June 30 are summarized as follows:


                                        1999                       1998                      1997
                                ---------------------      ---------------------      ---------------------
                                             WEIGHTED                   WEIGHTED                   WEIGHTED
                                NUMBER       AVERAGE       NUMBER       AVERAGE       NUMBER       AVERAGE
                                  OF         EXERCISE        OF         EXERCISE        OF         EXERCISE
                                OPTIONS       PRICE        OPTIONS       PRICE        OPTIONS       PRICE
                                -------      --------      -------      --------      -------      --------

Options outstanding at
beginning                          96        $10,000         96         $10,000          48        $10,000
of year
Options granted                    72         17,000         --              --          48         10,000
Options forfeited                                 --         --              --          --             --
Options exercised                  --             --         --              --          --             --
                                  ---        -------         --         -------          --        -------
Options outstanding at end
of year                           168        $13,000         96         $10,000          96        $10,000
                                  ===        =======         ==         =======          ==        =======

Options exercisable at end
of year                            60        $10,000         36         $10,000          12        $10,000
                                  ===        =======         ==         =======          ==        =======

Weighted-average grant
date fair value of options
granted during the year                       $4,183                    $    --                    $ 2,450
                                              ======                    =======                    =======


At June 30, 1999, the weighted-average remaining contractual life of the options is 5.22 years.

Pro forma information regarding net income attributable to common stockholders is required by FAS 123, and has been determined as if the Company had accounted for employee stock options granted under the fair value method. In 1999 and 1997, the fair value for options granted was estimated at the date of grant using a minimum value option pricing model with the following weighted-average assumptions: risk-free interest rates of 5.71 - 5.62%; no dividends expected to be declared; volatility factor of zero for the expected price of the Company's common stock as it is not publicly traded; and the expected life of the options of 5 years.

                Universal Sports America, Inc. and Subsidiaries

8. STOCK OPTIONS (CONTINUED)

The pro forma effect on net income is as follows:


                                           YEAR ENDED JUNE 30,
                                  1999            1998             1997
                              --------------------------------------------

Net Income:
     As reported              $36,107,568      $2,438,564      $1,596,669
     Pro forma                $36,036,432      $2,400,560      $1,569,204
Earnings per share:
     As reported basic        $ 22,010.10      $ 1,486.47      $   973.28
     As reported diluted      $ 16,947.93      $ 1,144.59      $   749.43

     Pro forma basic          $ 21,966.74      $ 1,463.31      $   965.54
     Pro forma diluted        $ 16,914.54      $ 1,126.76      $   736.54


9. INCOME TAXES

Income tax expense (benefit) attributable to income before income taxes consists of the following:


                                YEAR ENDED JUNE 30,
                -------------------------------------------------
                    1999               1998              1997
                -------------------------------------------------

Current:
   Federal      $ 21,299,700       $    889,440      $    239,909
   State             200,000            130,160            25,000
Deferred            (347,553)           547,517           615,535
                ------------       ------------      ------------
                $ 21,152,147       $  1,567,117      $    880,444
                ============       ============      ============



Actual income tax expense differs from the "expected" income tax expense (computed by applying the U.S. federal corporate tax rate to income before income taxes) as follows:

                                                             YEAR ENDED JUNE 30,
                                                -------------------------------------------
                                                    1999             1998           1997
                                                -------------------------------------------

Computed "expected" tax expense                 $20,040,271      $ 1,361,932      $ 842,218
State income taxes, net of federal benefit          132,000           85,906         16,500
Meals and entertainment                             167,058          117,507             --
Other, net                                          812,818            1,772         21,726
                                                -----------      -----------      ---------
                                                $21,152,147      $ 1,567,117      $ 880,444
                                                ===========      ===========      =========


                Universal Sports America, Inc. and Subsidiaries

9. INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:


                                                        JUNE 30
                                              --------------------------
                                                  1999           1998
                                              --------------------------

Deferred tax assets:
   Charitable contributions carryforward      $       --      $  612,912
   Accounts receivable allowance                 244,412          58,762
   Other                                         154,082         121,934
                                              ----------      ----------
Total deferred tax assets                        398,494         793,608

Deferred tax liabilities:
   Intangible assets, principally due to
     difference in amortization                1,799,561       2,080,514
   Prepaid costs                               2,071,234       2,532,347
   Other                                         136,763         137,364
                                              ----------      ----------
Total deferred tax liabilities                 4,007,558       4,750,225
                                              ----------      ----------
Net deferred tax liability                    $3,609,064      $3,956,617
                                              ==========      ==========



10. COMMITMENTS AND CONTINGENCIES

The Company is party to several long-term national sponsorship agreements which obligate the Company to provide advertising (including commercials for the NBC Sports broadcast of the tour) and other services at a minimum number of events for each tour in exchange for cash payments, goods, and services.

The Company and NBC Sports Ventures are parties to a license and affiliation agreement with NBA Properties, Inc. ("NBA Properties"), which expired December 31, 1997 and renewed on January 1, 1999. As part of the agreement, a joint venture was formed between the Company and NBC Sports Ventures and was granted the exclusive right to use the National Basketball Association (NBA) trademark in promoting and operating the three-on-three basketball events. In consideration, NBA Properties is entitled to 7.5% of net participant registration fees (license fees) and 7.5% of certain sponsorship payments made by NBA sponsors (sponsorship commissions), as defined therein. Further, NBA Properties has directed the cash payment of the license fees to a charitable organization that it supports. Amounts paid on behalf of NBA Properties to the charitable organization were no amount, $128,066, and $118,011 for the years ended June 30, 1999, 1998, and 1997.

                Universal Sports America, Inc. and Subsidiaries

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Certain agreements between the Company and various universities require the Company to guarantee the university a rights fee to provide marketing and production services. Total minimum payments required under the Company's commitment to pay future guaranteed rights fees are as follows:

               2000                                  $11,036,000
               2001                                    8,370,000
               2002                                    8,776,000
               2003                                    8,823,000
               2004                                    2,190,000
                                                     ===========
                                                     $39,195,000
                                                     ===========



The Company leases certain facilities and equipment under noncancelable operating leases. Rent expense incurred under the leases during the years ended June 30, 1999, 1998, and 1997 was $990,454, $894,445 and $615,908,
respectively. These agreements, which expire on various dates through the year 2002, require future minimum rental payments as follows:

               2000                                  $ 1,463,890
               2001                                    1,544,705
               2002                                    1,394,047
               2003                                    1,220,470
               2004                                      635,994
               Thereafter                                     --
                                                     ===========
                                                     $ 6,259,106
                                                     ===========



11. INVESTMENTS IN AFFILIATES

As of June 30, 1996, the Company had a 50.01% non controlling interest in Street Hoops International (SHI). On April 17, 1997, the other partner in SHI agreed to purchase .01% of the Company's general partner interest in SHI. Such sale reduced the Company's interest in SHI to 50%. Accordingly, the Company has accounted for its investments in SHI using the equity method for the years ended June 30, 1997 and 1998. Subsequent to June 30, 1998, the partnership was dissolved and the Company received a cash distribution of $500,000.

                Universal Sports America, Inc. and Subsidiaries

12. MARKETABLE SECURITY

At June 30, 1998, the Company owned 395,160 shares of broadcast.com inc. common stock with a cost basis of $46,350. The cost basis of the investment was determined based on the fair market value of the equipment donated to broadcast.com inc. in exchange for the shares of common stock. In January 1999, the Company sold all of its shares for total net proceeds of $61,516,854 with a resulting pre-tax gain of $61,470,504.

13. PENDING TRANSACTION

On February 15, 1999, the Company entered into a merger agreement whereby Bull Run Corporation ("Bull Run"), the direct and indirect holder of approximately 13% of the Company's common stock and approximately 15% of the preferred stock, agreed to acquire the stock of Host, Capital Sports Properties, Inc. ("Capital") and the Company not currently owned, directly or indirectly, by Bull Run for approximately $95 million, net of cash acquired (the "Bull Run Acquisition"). Pursuant to the merger agreement, Bull Run will reorganize into a holding company structure immediately prior to the Bull Run Acquisition whereby each outstanding share of Bull Run common stock will be converted into one share of a new holding company, will be owned by the stockholders of Bull Run immediately prior to such conversion and Bull Run and its subsidiaries will be subsidiaries of BR Holding. Under the merger agreement, each share of the Company's common stock and preferred stock (except for shares held by Bull Run, Capital or Host) will be converted into the right to receive (a) an amount in cash equal to $27 million and (b) a number of shares of BR Holding common stock having an aggregate value of $16.75 million. This transaction is subject to the terms and conditions of the merger agreement, including the approvals of the stockholders of Capital, Host, Bull Run, and the Company. The transaction is expected to close prior to December 31, 1999.

14. SEGMENT INFORMATION

The Company operates in two business segments through its Streetball and Collegiate divisions. The Company evaluates performance and allocates resources based on operating profit or loss. The accounting policies of the Company's two segments are the same as those described in the summary of significant accounting policies. The following represents segment information for the Company's segments (in thousands):

                Universal Sports America, Inc. and Subsidiaries

14. SEGMENT INFORMATION (CONTINUED)

                                                                    YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1999         1998         1997
                                                              ----------------------------------

         NET SALES
                Streetball                                    $ 26,809     $ 27,260     $ 21,805
                Collegiate                                      41,472       35,679       31,067
                                                              ----------------------------------
                                                              $ 68,281       62,939     $ 52,872
                                                              ==================================

         OPERATING PROFIT (LOSS)
                Streetball                                    $  3,442     $  7,415     $  6,092
                Collegiate                                       2,568        4,436        2,821
                Unallocated corporate expenses                 (10,682)      (7,113)      (6,580)
                                                              ----------------------------------
                      Total operating profit (loss)             (4,672)       4,738        2,333
                Interest income (expense)                          461         (571)        (140)
                Other income (expense)                              --         (382)         183
                Equity in earinings of affiliates                   --          221          101
                Gain on sale of marketable equity security      61,471           --           --
                                                              ----------------------------------
                      Total pretax profit (loss)              $ 57,260     $  4,006     $  2,477
                                                              ==================================

         CAPITAL EXPENDITURES
                Streetball                                    $    326     $    490     $    887
                Collegiate                                         103           64           81
                General corporate                                  238            4           --
                                                              ----------------------------------
                                                              $    667     $    558     $    968
                                                              ==================================

         DEPRECIATION/AMORTIZATION
                Streetball                                    $     45     $    504     $    214
                Collegiate                                          97           63           71
                General corporate                                  962          411          403
                                                              ----------------------------------
                                                              $  1,104     $    978     $    688
                                                              ==================================

         ASSETS
                Streetball                                    $ 16,567     $  9,967     $  8,390
                Collegiate                                      14,254       10,779        6,686
                General corporate                               35,067       13,944       10,997
                                                              ----------------------------------
                                                              $ 65,888     $ 34,690     $ 26,073
                                                              ==================================


                Universal Sports America, Inc. and Subsidiaries

15. YEAR 2000 COMPLIANCE (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs or hardware that have date-sensitive software or embedded chips may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, but not limited to, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

The Company completed an assessment of its computer and other systems and equipment and determined that it would have modify or replace portions of its hardware and software so that those systems would function properly with respect to dates beyond December 31, 1999. A significant portion of the software systems have been upgraded to become Year 2000 compliant. Several remaining systems primarily associated with the Company's contract management and event systems have been evaluated and modifications to such systems to become Year 2000 compliant are substantially complete. USA expects all modifications to be complete by December 15, 1999. The Company believes that with modification to the existing software and conversion to new software, the Year 2000 issue will not pose significant operational problems for its computer systems.

The Company intends to make inquiries of its important suppliers and subcontractors that do not share information systems with the Company (external agents) as to their Year 2000 compliance. The Company expects to complete these inquiries by December 15, 1999. The Company expects to receive assurances from those external agents that their major systems will be Year 2000 compliant. Because of the service nature of the Company's business and the fact that revenues are not dependent upon the receipt and sale of inventory, the Company does not believe that the failure of a significant number of external agents to be Year 2000 compliant would materially impact the Company's results of operations, liquidity or capital resources. Therefore, management has not developed a contingency plan and does not believe such a plan is necessary.

The Company will use both internal and external resources to reprogram, replace, test and implement the software and hardware equipment for the Year 2000 modification. The total cost of the Company's Year 2000 project is not expected to exceed $200,000. This cost will be funded through operating cash flows. To date, the Company has incurred approximately $100,000, the majority of which has been capitalized as part of the software modifications.

                Universal Sports America, Inc. and Subsidiaries

15. YEAR 2000 COMPLIANCE (UNAUDITED) (CONTINUED)

The Company's plans to complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of necessary resources, and other factors. Estimates on the status of completion and the expected completion dates are based on costs incurred to date compared to total expected cost. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those plans. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                  Condensed Consolidated Financial Statements

                         Universal Sports America, Inc.
                                and Subsidiaries

                 Three Months Ended September 30, 1999 and 1998

                Universal Sports America, Inc. and Subsidiaries

                  Condensed Consolidated Financial Statements
                                  (Unaudited)
                 Three months ended September 30, 1999 and 1998


                                    CONTENTS


Condensed Consolidated Balance Sheet (Unaudited)..................................................... F-61
Condensed Consolidated Statements of Income (Unaudited).............................................. F-62
Condensed Consolidated Statements of Stockholders' Equity (Unaudited)................................ F-63
Condensed Consolidated Statements of Cash Flows (Unaudited).......................................... F-64
Notes to Condensed Consolidated Financial Statements (Unaudited)..................................... F-65

                Universal Sports America, Inc. and Subsidiaries

                Condensed Consolidated Balance Sheet (Unaudited)
                     (in thousands, except per share data)


                                                          September 30,
                                                              1999
                                                          -------------
ASSETS
Current assets:
  Cash and cash equivalents                                  $11,625
     Accounts receivable, net of allowance for
     doubtful accounts of $718,859                            27,372
  Inventory                                                      118
  Prepaid costs                                                7,756
  Loan to affiliate                                            8,000
   Other assets                                                  279
                                                             -------
Total current assets                                          55,150

Property and equipment, net                                    1,652
Investments in affiliates                                        140
Contract investment, net                                       5,108
Goodwill, net                                                  3,057
Other intangible assets, net                                     163
                                                             -------
Total assets                                                 $65,270
                                                             =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                         $ 2,164
    Accrued rights fees                                        3,591
    Accrued expenses                                           3,827
    Deferred revenues                                          2,963
    Deferred income taxes                                      1,827
                                                             -------
Total current liabilities                                     14,372

Deferred income taxes                                          1,782

Series A redeemable convertible preferred stock, $1 par
    value, $4,900,000 aggregate liquidation value:
    Authorized shares - 600
    Issued and outstanding shares - 490                        4,900

Commitments and contingencies

Stockholders' equity:
  Common stock, $1 par value:
    Authorized shares - 10,000
    Issued and outstanding shares - 1,640.5                        2
  Additional paid-in capital                                   3,492
  Retained earnings                                           40,722
                                                             -------
Total stockholders' equity                                    44,216
                                                             -------
Total liabilities and stockholders' equity                   $65,270
                                                             =======

See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

          Condensed Consolidated Statements of Operations (Unaudited)
                     (in thousands, except per share data)


                                             Three months ended September 30,
                                                   1999           1998
                                             --------------------------------
Net revenues                                     $ 13,811       $ 15,569
Cost of revenues                                    9,131         10,114
                                                 --------       --------
Gross profit                                        4,680          5,455
Selling, general and administrative                 5,238          5,834
                                                 --------       --------
Operating loss                                       (558)          (379)

Other income (expense):
Interest income (expense) , net                       294           (171)
Other, net                                             --            (29)
                                                 --------       --------
Income before income taxes                           (264)          (579)
Income tax provision                                 (103)          (226)
                                                 --------       --------
Net loss                                         $   (161)      $   (353)
                                                 ========       ========

Basic and diluted earnings per common share      $ (98.14)      $(215.18)
                                                 ========       ========


See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

           Condensed Consolidated Statements of Stockholders' Equity
                                  (Unaudited)
                     (in thousands, except per share data)


                                     COMMON STOCK         ADDITIONAL                 TOTAL
                                 ---------------------     PAID-IN    RETAINED   STOCKHOLDER'S
                                  SHARES       AMOUNT      CAPITAL    EARNINGS      EQUITY
                                 --------     --------    ----------  --------   -------------
Balance at June 30, 199           1,640.5     $      2    $  3,492    $ 40,883     $ 44,377
Net income                             --           --          --    $   (161)    $   (161)
                                 --------     --------    --------    --------     --------
Comprehensive income                                                               $   (161)
                                 --------     --------    --------    --------     --------
Balance at September 30, 1999     1,640.5            2       3,492      40,722     $ 44,216

See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

          Condensed Consolidated Statements of Cash Flows (Unaudited)
                                 (in thousands)


                                                              Three months ended
                                                                 September 30,
                                                            ---------------------
                                                              1999         1998
                                                            --------     --------
OPERATING ACTIVITIES
Net loss                                                    $   (161)    $   (353)
Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
     Depreciation and amortization                               271          262
     Equity in earnings of affiliates                             --           29
     Deferred taxes                                                          (472)
     Changes in operating assets and liabilities, net of
          effects of acquired buisiness:
          Accounts receivable                                 (2,990)      (4,411)
          Inventory                                               75         (123)
          Prepaid costs                                       (1,579)        (173)
          Loan to affiliate                                       44
          Other assets                                           295         (188)
          Accounts payable and accrued expenses               (2,027)        (554)
          Deferred revenues                                    1,569          573
          Payable to affiliate                                   (17)          90
                                                            --------     --------
Net cash used in operating activities                         (4,520)      (5,320)

INVESTING ACTIVITIES
Additions to property and equipment                             (353)        (120)
                                                            --------     --------
Net cash provided by (used in) investing activities             (353)        (120)

FINANCING ACTIVITIES
Borrowings on long-term debt                                                4,985
                                                            --------     --------
Net cash provided by  financing activities                        --        4,985
                                                            --------     --------

Net decrease in cash                                          (4,873)        (455)
Cash at beginning of period                                   16,498        1,552
                                                            --------     --------
Cash at end of period                                       $ 11,625     $  1,097
                                                            ========     ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                      $     --     $    165
                                                            ========     ========
Cash paid for income taxes                                  $     --     $    975
                                                            ========     ========

See accompanying notes.

                Universal Sports America, Inc. and Subsidiaries

       Notes to Condensed Consolidated Financial Statements (Unaudited) -
                                   Continued
                     (in thousands, except per share data)

1. ORGANIZATION AND DESCRIPTION OF THE BUSINESS

ORGANIZATION

The accompanying consolidated financial statements include the accounts of Universal Sports America, Inc. (the Company), and its wholly owned subsidiaries, Universal Sports America, Inc. I, Streetball Sports Ventures Partners, L.P. (Streetball), and USA Collegiate, L.P. (USA Collegiate).

DESCRIPTION OF BUSINESS

The Company, through its Streetball and Collegiate divisions, is a leading provider of sports marketing and event management products and services to national and international corporate sponsors, athletic institutions (high school and collegiate sports), and grassroots sports participants. The Company owns or controls sports-related products, services or events ("properties") that have demonstrated commercial appeal to advertisers and consumers. Specifically, during the year ended June 30, 1997, Company properties included, among others, the production and management of over 250 grass roots sporting events throughout the United States and 27 foreign countries and the management of 16 exclusive sports marketing contracts for United States based universities and athletic conferences.

2. UNAUDITED INTERIM FINANCIAL INFORMATION

The condensed consolidated financial statements as of September 30, 1999 and for the three months ended September 30, 1999 and 1998 are unaudited, however, in the opinion of management, reflect all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position and results of operations for such periods. Operating results for the three months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the entire year because of the seasonal nature of the Company's events and sports marketing programs. These financial statements should be read in conjunction with the consolidated financial statements, including the notes thereto, for the year ending June 30, 1999, appearing elsewhere in this document.

3. INCOME TAX BENEFIT

Income tax benefit for the three months ended September 30, 1999 and 1998 differs from the amount of income tax benefit that would result from applying the domestic federal

                Universal Sports America, Inc. and Subsidiaries

       Notes to Condensed Consolidated Financial Statements (Unaudited) -
                                   Continued
                     (in thousands, except per share data)

statutory tax rate to pretax income principally due to expenditures disallowed for income tax purposes.

4. EARNINGS PER SHARE OF COMMON STOCK

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Outstanding stock options and the Series A redeemable convertible preferred stock represent additional securities reflected in the diluted weighted average shares outstanding. Since the company incurred losses for the three months ending September 30, 1999 and 1998, these amounts would be considered anti-dilutive and are therefore not included in the calculation. The following table sets forth the computation of basic and diluted earnings per share:


                                                                  Three months ended
                                                                     September 30,
                                                           --------------------------------
                                                              1999                  1998
                                                           ---------             ---------
NUMERATOR:
Net loss                                                   $    (161)            $    (353)
                                                           =========             =========
DENOMINATOR:
Weighted average shares for basic and dilutive
earnings per share                                          1,640.50              1,640.50
                                                           =========             =========

Basic and diluted earnings per common share                $  (98.14)            $ (215.18)
                                                           =========             =========

5. MARKETABLE SECURITY

At June 30, 1998, the Company owned 395,160 shares of broadcast.com inc. common stock with a cost basis of $46,350. The cost basis of the investment was determined based on the fair market value of the equipment donated to broadcast.com inc. in exchange for the shares of common stock. In January 1999, the Company sold all of its shares for total net proceeds of $61,516,854 with a resulting pre-tax gain of $61,470,504.

                Universal Sports America, Inc. and Subsidiaries

       Notes to Condensed Consolidated Financial Statements (Unaudited) -
                                   Continued
                     (in thousands, except per share data)

6. PENDING TRANSACTION

On February 15, 1999, the Company entered into a merger agreement whereby Bull Run Corporation ("Bull Run"), the direct and indirect holder of approximately 13% of the Company's common stock and approximately 15% of the preferred stock, agreed to acquire the stock of Host, Capital Sports Properties, Inc. ("Capital") and the Company not currently owned, directly or indirectly, by Bull Run for approximately $95 million, net of cash acquired (the "Bull Run Acquisition"). Pursuant to the merger agreement, Bull Run will reorganize into a holding company structure immediately prior to the Bull Run Acquisition whereby each outstanding share of Bull Run common stock will be converted into one share of a new holding company, will be owned by the stockholders of Bull Run immediately prior to such conversion and Bull Run and its subsidiaries will be subsidiaries of BR Holding. Under the merger agreement, each share of the Company's common stock and preferred stock (except for shares held by Bull Run, Capital or Host) will be converted into the right to receive (a) an amount in cash and notes equal to $27 million and (b) a number of shares of BR Holding common stock having an aggregate value of $16.75 million. This transaction is subject to the terms and conditions of the merger agreement, including the approvals of the stockholders of Capital, Host, Bull Run, and the Company. The transaction is expected to close prior to December 15, 1999.

                              Financial Statements

                        Capital Sports Properties, Inc.


                    Years ended June 30, 1999, 1998 and 1997
                      with Report of Independent Auditors

                        Capital Sports Properties, Inc.

                              Financial Statements

                    Years ended June 30, 1999, 1998 and 1997



                                    CONTENTS

Report of Independent Auditors ............................................F-70

Balance Sheets ............................................................F-71
Statements of Income and Retained Earnings.................................F-72
Statements of Cash Flows...................................................F-73
Notes to Financial Statements..............................................F-74


                         REPORT OF INDEPENDENT AUDITORS


Board of Directors and Stockholders of Capital Sports Properties, Inc.:

         We have audited the accompanying balance sheets of Capital Sports Properties, Inc. as of June 30, 1999 and 1998, and the related statements of income and retained earnings and cash flows for each of the three years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Sports Properties, Inc. at June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.




                                       /s/ ERNST & YOUNG LLP


Charlotte, North Carolina
November 30, 1999

                        CAPITAL SPORTS PROPERTIES, INC.

                                 BALANCE SHEETS
                                 (IN THOUSANDS)


                                                                JUNE 30,
                                                          -------------------
                                                            1999        1998
                                                          -------      ------
ASSETS
Investment in Host Communications, Inc.                   $ 7,924      $5,247
Accrued dividends receivable                                1,964       1,664
Income taxes refundable                                       179         177
                                                          -------      ------

                                                          $10,067      $7,088
                                                          =======      ======

LIABILITIES AND STOCKHOLDERS' EQUITY
Deferred income taxes                                     $ 1,430      $  520
Amounts due to shareholders                                   334         322
                                                          -------      ------
                                                            1,764         842
                                                          -------      ------
Stockholders' equity:
   Common stock, $.01 par value (authorized 200
        shares; issued and outstanding 100 shares)             --          --
   Additional paid-in capital                               5,000       5,000
   Retained earnings                                        3,303       1,246
                                                          -------      ------
          Total stockholders' equity                        8,303       6,246
                                                          -------      ------

                                                          $10,067      $7,088
                                                          =======      ======



The accompanying notes are an integral part of these financial statements.

                        CAPITAL SPORTS PROPERTIES, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                              Year Ended June 30,
                                                     ---------------------------------
                                                       1999          1998        1997
                                                     --------       ------      ------

Dividend income                                      $    300       $  300      $  400
Equity in earnings of Host Communications, Inc.         2,677          869         624
                                                     --------       ------      ------
    Income                                              2,977        1,169       1,024
State franchise tax expense                                 5                        4
                                                     --------       ------      ------
    Income before income taxes                          2,972        1,169       1,020

Income tax provision                                      915          330         231
                                                     --------       ------      ------

    Net income                                          2,057          839         789

Retained earnings, beginning of period                  1,246          407       1,322
Dividends paid                                                                  (1,704)
                                                     --------       ------      ------
Retained earnings, end of period                     $  3,303       $1,246      $  407
                                                     ========       ======      ======

Earnings per share - Basic                           $ 20,570       $8,390      $7,890
Earnings per share - Diluted                         $ 20,570       $8,390      $7,890

Weighted average number of shares outstanding:
     Basic                                                100          100         100
     Diluted                                              100          100         100


The accompanying notes are an integral part of these financial statements.

                        CAPITAL SPORTS PROPERTIES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)



                                                             YEAR ENDED JUNE 30,
                                                       -------------------------------
                                                        1999         1998        1997
                                                       -------       -----      ------

Cash flows from operating activities:
  Net income                                           $ 2,057       $ 839      $   789
  Adjustments to reconcile net income to net cash
       provided by operating activities:

  Equity in earnings of Host Communications, Inc.       (2,677)       (869)        (624)
  Change in operating assets and liabilities:
      Accrued dividends receivable                        (300)       (300)          54
      Amounts due shareholders                              12         226           41
      State franchise taxes payable                                     (5)
      Income taxes refundable                               (2)       (186)         (14)
      Deferred income taxes                                910         295          212
                                                       -------       -----      -------
      Cash provided by operating activities                 --          --          458
                                                       -------       -----      -------

Cash flows from investing activities:
  Exercise of warrant to purchase common stock                                       (4)
  Redemption of preferred stock investment                                        1,250
                                                                                -------
      Cash provided by investing activities                                       1,246
                                                                                -------

Cash flows from financing activities:
  Dividends paid                                                                 (1,704)
                                                                                -------
      Cash used in financing activities                                          (1,704)
                                                                                -------

Net increase in cash                                        --          --           --
Cash, beginning of year                                     --          --           --
                                                       -------       -----      -------
Cash, end of year                                      $    --       $  --      $    --
                                                       =======       =====      =======

Supplemental cash flow disclosure:
  Income taxes paid                                    $     7       $ 221      $    33




The accompanying notes are an integral part of these financial statements.

                        CAPITAL SPORTS PROPERTIES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


1.       DESCRIPTION OF BUSINESS

         Capital Sports Properties, Inc. (the "Company"), a Delaware corporation, holds a common stock and preferred stock investment in Host Communications, Inc. ("HCI"), a sports marketing and association management company. HCI, based in Lexington, Kentucky, and HCI's 33.8%-owned affiliate, Universal Sports America, Inc. ("USA"), provide media and marketing services to universities, athletic conferences and various associations representing collegiate sports and, in addition, market and operate amateur participatory sporting events.


2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         REVENUE RECOGNITION - Dividends on the Company's investment in HCI are recognized on the accrual basis of accounting.

         USE OF ESTIMATES - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         INVESTMENT IN HCI - The Company has accounted for its investment in HCI by the equity method since August 30, 1996, the date on which the Company exercised warrants to purchase the 447,002 shares of HCI common stock. Prior to August 30, 1996, the Company accounted for its investment in HCI by the cost method.

         AMOUNTS DUE TO STOCKHOLDERS - Certain expenses, taxes and other cash obligations of the Company are paid by certain shareholders of the Company, including General Electric Capital Corporation ("GE Capital") and Bull Run Corporation ("Bull Run"). The liability is non-interest bearing and has no fixed repayment date.

         INCOME TAXES - Income taxes are recognized in accordance with Statement of Accounting Standards No. 109, "Accounting for Income Taxes," whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. Accordingly, income tax expense will increase or decrease in the same period in which a change in tax rates is enacted. A valuation allowance is recognized on certain deferred tax assets whose realization is not reasonably assured.

         EARNINGS (LOSS) PER SHARE - Basic and diluted earnings (loss) per share are determined in accordance with Financial Accounting Standards Board Statement No. 128, "Earnings Per Share", whereby basic earnings per share excludes any dilutive effects of stock options. In periods where they are anti-dilutive, dilutive effects of stock options are excluded from the calculation of dilutive earnings (loss) per share.


3.       PENDING TRANSACTION

         On February 15, 1999, the Company entered into an agreement whereby Bull Run Corporation ("Bull Run"), a shareholder of 51.5% of the Company's common stock, agreed to acquire the stock of HCI, USA and the Company not currently owned by Bull Run, for approximately $95,000, net of cash acquired (the "Bull Run Acquisition"). Pursuant to the merger agreement, Bull Run will reorganize into a holding company structure immediately prior to the Bull Run Acquisition whereby each outstanding share of Bull Run common stock will be converted into one share of the new holding company, BR Holding, Inc. ("BR Holding"). BR Holding, which will be a publicly held company, will be owned by the stockholders of Bull Run immediately prior to such conversion and Bull Run and its subsidiaries will be subsidiaries of BR Holding. Under the merger agreement, as amended, each share of the Company's common stock (except for shares held by Bull Run) will be converted into the right to receive (a) an amount in cash (or in a combination of cash and three-year subordinated notes bearing interest at 8%) equal to $194,085 per share, (b) an amount in cash equal to 1% of the Company's accrued dividends payable on HCI preferred stock through the date of the Bull Run Acquisition, and (c) a number of shares of Bull Run common stock having an aggregate value of $162,562. This transaction is subject to the terms and conditions of the merger agreement, as amended, including approval of the stockholders of HCI, USA and the Company in connection with an amendment to the merger agreement.


4.       INVESTMENT IN HCI

         On December 15, 1992, the Company acquired 50,000 shares of HCI series B cumulative preferred stock ("HCI Preferred Stock") and detachable warrants to purchase 447,002 shares of HCI common stock ("HCI Common Stock"). On August 30, 1996, the Company exercised the warrants at the redemption price of $.01 per share to purchase the HCI Common Stock. On June 30, 1997, HCI redeemed 12,500 shares of HCI Preferred Stock owned by the Company. The HCI Preferred Stock accrues an annual dividend of $8.00 per share as declared by HCI's Board of Directors. HCI may redeem the Preferred Stock at any time at a price of $100 per share plus a stated premium and if not previously redeemed, the HCI series B cumulative preferred stock must be redeemed on December 15, 1999 at $100 per share, plus any unpaid dividends. As of June 30, 1999 and 1998, the Company owned approximately 47.8% of HCI's outstanding common stock. Undistributed earnings of the investment in HCI accounted for by the equity method amount to $4,170 as of June 30, 1999 and $1,493 as of June 30, 1998.

         SUMMARIZED FINANCIAL INFORMATION - The summarized financial information of HCI follows:

         FINANCIAL POSITION AS OF JUNE 30, 1999 AND 1998:


                                             1999         1998
                                           -------      -------

         CURRENT ASSETS                    $15,690      $11,144
         PROPERTY AND EQUIPMENT              5,089        5,872
         TOTAL ASSETS                       50,439       32,536
         CURRENT LIABILITIES                21,416       14,846
         LONG-TERM DEBT                        998        2,170
         TOTAL LIABILITIES                  31,112       21,078
         STOCKHOLDERS' EQUITY               19,327       11,458



         OPERATING RESULTS FOR THE YEARS ENDED JUNE 30, 1999, 1998 AND 1997:


                                        1999           1998        1997
                                      --------       -------      -------

         Operating revenue            $ 53,072       $46,337      $39,591
         Operating income (loss)        (1,159)        1,563        2,312
         Net income                      5,901         2,108        1,626


5.       INCOME TAXES

         The Company's income tax provision consists of the following for the years ended June 30, 1999, 1998 and 1997:


                                           1999      1998      1997
                                           ----      ----      ----

         Federal taxes - current           $  5      $ 12      $ 19
         State income taxes - current                  23
         Deferred taxes                     910       295       212
                                           ----      ----      ----
                                           $915      $330      $231


         A reconciliation of the Company's actual income tax expense to the federal statutory amount of 34% for the years ended June 30, 1999, 1998 and 1997 follows:


                                              1999        1998        1997
                                            -------       -----       -----

         Federal tax at statutory rate      $ 1,010       $ 397       $ 347
         Dividends received deduction           (97)        (82)       (109)
         State income taxes and other             2          15          (7)
                                            -------       -----       -----
             Income tax expense             $   915       $ 330       $ 231
                                            =======       =====       =====


         The Company's deferred tax liability arises from the Company's investment in HCI.


6.       FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of the Company's investment in HCI Preferred Stock and HCI Common Stock was approximately $37,000 as of June 30, 1999 and $26,100 as of June 30, 1998, compared to the carrying values of $7,924 and $5,247, respectively. The estimate of fair value of the Company's investment in HCI Preferred Stock and HCI Common Stock as of June 30, 1999 was based on the Bull Run offer price in connection with the Bull Run Acquisition. The estimate of fair value of the Company's investment in HCI Common Stock as of June 30, 1998 was based on transactions in HCI Common Stock occurring near June 30, 1998, and the estimate of fair value of the Company's investment in HCI Preferred Stock was estimated to approximate its face value.

         All other financial instruments, including receivables and payables, are estimated to have a fair value that approximates its carrying value in the financial statements.

                         Condensed Financial Statements

                        Capital Sports Properties, Inc.


                 Three Months ended September 30, 1999 and 1998

                        Capital Sports Properties, Inc.

                         Condensed Financial Statements

                 Three months ended September 30, 1999 and 1998



                                    CONTENTS

Condensed Balance Sheet (Unaudited)........................................F-79
Condensed Statements of Income and Retained Earnings (Unaudited)...........F-80
Condensed Statements of Cash Flows (Unaudited).............................F-81
Notes to Condensed Financial Statements (Unaudited)........................F-82


                        CAPITAL SPORTS PROPERTIES, INC.

                            CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                          SEPTEMBER 30,
                                                              1999
                                                             ------

         ASSETS
         Investment in Host Communications, Inc.             $7,603
         Accrued dividends receivable                         2,039
         Income taxes refundable                                178
                                                             ------

                                                             $9,820
                                                             ======

         LIABILITIES AND STOCKHOLDERS' EQUITY
         Deferred income taxes                               $1,320
         Amounts due to shareholders                            334
                                                             ------
                                                              1,654
                                                             ------
         Stockholders' equity:
           Common stock, $.01 par value (authorized 200
             shares; issued and outstanding 100 shares)
           Additional paid-in capital                         5,000
           Retained earnings                                  3,166
                                                             ------
               Total stockholders' equity                     8,166
                                                             ------

                                                             $9,820
                                                             ======


See accompanying notes to these condensed financial statements.

                        CAPITAL SPORTS PROPERTIES, INC.

              CONDENSED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                  (UNAUDITED)
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                            THREE MONTHS ENDED
                                                           SEPTEMBER 30,       SEPTEMBER 30,
                                                               1999                1998
                                                             -------             -------

         Dividend income                                     $    75             $    75
         Equity in losses of Host Communications, Inc.          (321)               (479)
                                                             -------             -------
                                                                (246)               (404)
         State franchise tax expense                               1
                                                             -------             -------
             Loss before income taxes                           (247)               (404)

         Income tax benefit                                      110                 164
                                                             -------             -------

             Net loss                                           (137)               (240)

         Retained earnings, beginning of period                3,303               1,246
                                                             -------             -------
         Retained earnings, end of period                    $ 3,166             $ 1,006
                                                             =======             =======


         Loss per share - Basic                              $(1,370)            $(2,400)
         Loss per share - Diluted                            $(1,370)            $(2,400)

         Weighted average number of shares outstanding:
              Basic                                              100                 100
              Diluted                                            100                 100



See accompanying notes to these condensed financial statements.

                        CAPITAL SPORTS PROPERTIES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                 Three Months Ended
                                                            ------------------------------
                                                            September 30,    September 30,
                                                                1999              1998
                                                                -----             -----

         Cash flows from operating activities:
           Net loss                                             $(137)            $(240)
           Adjustments to reconcile net income to net cash
                provided by operating activities:
           Equity in losses of Host Communications, Inc.          321               479
           Change in operating assets and liabilities:
               Accrued dividends receivable                       (75)              (75)
               Income taxes refundable                              1
               Deferred income taxes                             (110)             (164)
                                                                -----             -----
               Cash provided by operating activities               --                --
                                                                -----             -----

         Net increase in cash                                      --                --
         Cash, beginning of year                                   --                --
                                                                -----             -----
         Cash, end of year                                      $  --             $  --
                                                                =====             =====



See accompanying notes to these condensed financial statements.

                        Capital Sports Properties, Inc.
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

1.       BASIS OF PRESENTATION

         In management's opinion, the accompanying unaudited condensed financial statements of Capital Sports Properties, Inc. (the "Company") reflect all adjustments (consisting solely of normal, recurring adjustments) necessary to present fairly the financial position and results of operations for the annual period reported. These condensed financial statements should be read in conjunction with the financial statements contained elsewhere herein this proxy statement/prospectus.

2.       PENDING TRANSACTION

         On February 15, 1999, the Company entered into an agreement whereby Bull Run Corporation ("Bull Run"), a shareholder of 51.5% of the Company's common stock, agreed to acquire the stock of HCI, USA and the Company not currently owned by Bull Run, for approximately $95,000, net of cash acquired (the "Bull Run Acquisition"). Pursuant to the merger agreement, Bull Run will reorganize into a holding company structure immediately prior to the Bull Run Acquisition whereby each outstanding share of Bull Run common stock will be converted into one share of the new holding company, BR Holding, Inc. ("BR Holding"). BR Holding, which will be a publicly held company, will be owned by the stockholders of Bull Run immediately prior to such conversion and Bull Run and its subsidiaries will be subsidiaries of BR Holding. Under the merger agreement, as amended, each share of the Company's common stock (except for shares held by Bull Run) will be converted into the right to receive (a) an amount in cash (or in a combination of cash and three-year subordinated notes bearing interest at 8%) equal to $194,085 per share, (b) an amount in cash equal to 1% of the Company's accrued dividends payable on HCI preferred stock through the date of the Bull Run Acquisition, and (c) a number of shares of Bull Run common stock having an aggregate value of $162,562. This transaction is subject to the terms and conditions of the merger agreement, as amended, including approval of the stockholders of HCI, USA and the Company in connection with an amendment to the merger agreement.

3.       INVESTMENT IN HCI

         On December 15, 1992, the Company acquired 50,000 shares of HCI series B cumulative preferred stock ("HCI Preferred Stock") and detachable warrants to purchase 447,002 shares of HCI common stock ("HCI Common Stock"). On August 30, 1996, the Company exercised the warrants at the redemption price of $.01 per share to purchase the HCI Common Stock. On June 30, 1997, HCI redeemed 12,500 shares of HCI Preferred Stock owned by the Company. The HCI Preferred Stock accrues an annual dividend of $8.00 per share as declared by HCI's Board of Directors. HCI may redeem the Preferred Stock at any time at a price of $100 per share plus a stated premium and if not previously redeemed, the HCI series B cumulative preferred stock must be redeemed on December 15, 1999 at $100 per share, plus any unpaid dividends. As of September 30, 1999, the Company owned approximately 47.8% of HCI's outstanding common stock. Undistributed earnings of the investment in HCI accounted for by the equity method amount to $4,055 as of September 30, 1999.

         HCI's operating results for the three months ended September 30, 1999 and 1998 were as follows:


                                  1999          1998
                                -------       -------

         Operating revenue      $ 9,394       $ 7,845
         Operating loss            (822)       (1,308)
         Net loss                  (596)         (920)




4.       INCOME TAXES

         The principal differences between the federal statutory rate of 34% and the effective tax rates is the 80% federal tax exclusion on dividend income.

                       UNAUDITED PRO FORMA FINANCIAL DATA

         The following unaudited pro forma combined condensed financial statements give effect to the merger and related financing by and among Bull Run, BR Holding, Capital, Host and Universal as if such transactions had occurred as of September 30, 1999 with respect to the balance sheet data as of such date; as of July 1, 1999 with respect to the statement of operations for the three months ended September 30, 1999; as of January 1, 1999 with respect to the statement of operations for the six months ended June 30, 1999; and as of January 1, 1998 with respect to the statement of operations for the year ended December 31, 1998. On August 13, 1999, Bull Run elected to change its fiscal year end from December 31 to June 30 effective in 1999.

         The unaudited pro forma financial data reflect a purchase price of $129,773,000, of which $54,316,000 is payable in cash, $18,809,000 is payable in the form of Bull Run 8% subordinated notes, $46,748,000 is payable in the form of BR Holding common stock (11,687,000 shares at an estimated value of $4.00 per share), $8,700,000 represents the value of BR Holding stock options to be issued in exchange for Host and Universal stock options, and $1,200,000 represents estimated expenses of the mergers.

         The mergers are reflected using the purchase method of accounting for business combinations. The pro forma financial information is provided for comparative purposes only and does not purport to be indicative of the results that actually would have been obtained if the events set forth above had been effected on the dates indicated or of those results that may be obtained in the future. The pro forma financial statements are based on preliminary estimates of values and transaction costs. The actual recording of the transactions will be based on final appraisals, values and transaction costs. Accordingly, the actual recording of the transactions can be expected to differ from these pro forma financial statements.

         The historical statements of operations of Capital, Host and Universal for the six months ended June 30, 1999 include the financial results for Capital, Host and Universal for the fiscal year ended June 30, 1999 with the deduction of their financial results for the six months ended December 31, 1998.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 1999
                                 (In thousands)


                                                       BULL RUN    CAPITAL     HOST     UNIVERSAL   ADJUSTMENT        PRO FORMA
                                                      ---------   --------   --------   ---------   ----------        ---------

ASSETS
   Cash and cash equivalents                          $     157   $          $     37   $ 11,625    $ (35,507)(c)
                                                                                                       23,882 (e)     $    194
   Accounts and notes receivable                          6,111                22,114     35,372       (9,096)(a)       54,501
   Inventories                                            5,242                              118                         5,360
   Prepaid project costs and expenses                                           2,132      7,756                         9,888
   Other current assets                                     126        153        502        279                         1,060
                                                      ---------   --------   --------   --------    ---------         --------
      TOTAL CURRENT ASSETS                               11,636        153     24,785     55,150      (20,721)          71,003

Property and equipment, net                               2,542                 5,223      1,652                         9,417
Investment in affilated companies                        85,616      9,849     25,683        140      (15,035)(c)
                                                                                                      (31,417)(c)       74,836
Contract investment                                                                        5,108       (5,108)(c)            -
Goodwill                                                  7,338                            3,057       (3,057)(c)
                                                                                                       97,541 (c)      104,879
Other assets                                              1,107                 3,019        163                         4,289
                                                      ---------   --------   --------   --------    ---------         --------
      TOTAL ASSETS                                    $ 108,239   $ 10,002   $ 58,710   $ 65,270    $  22,203         $264,424
                                                      =========   ========   ========   ========    =========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY
   Notes payable and current portion                  $  66,815   $          $ 10,270   $           $  (8,000)(a)
   of long-term debt                                                                                  (59,085)(e)     $ 10,000
   Accounts payable                                       3,268                 1,391      2,164         (505)(a)        6,318
   Deferred income taxes                                                                   1,827                         1,827

   Deferred income                                                             14,357      2,963                        17,320
   Accrued and other current liabilities                  2,689        334      4,071      7,418         (591)(a)
                                                      ---------   --------   --------   --------
                                                                                                        1,200 (c)       15,121
                                                                                                    ---------         --------
      TOTAL CURRENT LIABILITIES                          72,772        334     30,089     14,372      (66,981)          50,586

Other liabilities                                         2,349                                                          2,349
Long-term debt                                                -                   709                 101,776 (e)      102,485
Subordinated notes payable                                                                             18,809 (e)       18,809
Deferred income taxes                                     4,525      1,390      8,890      1,782       (6,825)(c)
                                                                                                       (3,609)(c)        6,153
Convertible preferred stock                                                     5,761      4,900      (10,661)(c)            -
Stockholders' equity, other                              28,593      8,278     13,261     44,216       46,748 (c)
                                                        -------     ------    -------   --------
                                                                                                        8,700 (c)
                                                                                                      (65,754)(c)       84,042
                                                                                                    ---------         --------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $ 108,239   $ 10,002   $ 58,710   $ 65,270    $  22,203         $264,424
                                                      =========   ========   ========   ========    =========         ========



See accompanying notes to unaudited pro forma combined condensed financial statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 For the three months ended September 30, 1999
                     (In thousands, except per share data)


                                                             BULL RUN   CAPITAL      HOST     UNIVERSAL     ADJUSTMENT     PRO FORMA
                                                             --------   -------      ----     ---------     ----------     ---------

Net revenues                                                 $ 9,037    $            $ 9,394     $ 13,811    $  (543)(a)  $  31,699
Cost of revenues                                               5,865                   6,766        9,131       (543)(a)     21,219
                                                             -------     -------     -------     --------    -------      ---------
      Gross profit                                             3,172                   2,628        4,680         --         10,480
                                                             -------     -------     -------     --------    -------      ---------
Operating expenses:
   Research and development                                      485                                                            485
   Selling, general and administrative                         1,428                   3,180        4,967       (125)(f)      9,450
   Depreciation and amortization                                 202                     270          271       (101)(b)
                                                             -------                 -------     --------
                                                                                                               1,219 (d)      1,861
                                                                                                             -------      ---------
                                                               2,115                   3,450        5,238        993         11,796
                                                             -------                 -------     --------    -------      ---------
      OPERATING INCOME (LOSS)                                  1,057                    (822)        (558)      (993)        (1,316)
Other income (expense):
   Equity in earnings (losses) of affiliated companies           630        (425)        (16)          --        479 (b)
                                                                                                              (1,744)(d)     (1,076)
   Gain on sale of marketable securities                          --
   Interest and dividend income                                  226          75                      294       (120)(a)
                                                                                                                 (75)(b)        400
   Interest expense                                           (1,317)                   (190)                    120 (a)
                                                                                                                (752)(e)     (2,139)
   Other income (expense)                                        104                      34                                    138
                                                             -------     -------     -------     --------    -------      ---------
      INCOME (LOSS) BEFORE INCOME TAXES                          700        (350)       (994)        (264)    (3,085)        (3,993)
Income tax provision (benefit)                                   217        (146)       (398)        (103)      (696)(g)     (1,126)
                                                             -------     -------     -------     --------    -------      ---------
      NET INCOME (LOSS)                                      $   483     $  (204)    $  (596)    $   (161)   $(2,389)     $  (2,867)
                                                             =======     =======     =======     ========    =======      =========

      Earnings (loss) per share:
   Basic                                                     $ 0.02                                                        $  (0.08)
   Diluted                                                   $ 0.02                                                        $  (0.08)
Weighted average shares outstanding:
   Basic                                                     22,467                                           11,687(h)      34,154
   Diluted                                                   22,467                                           11,687(h)      34,154


See accompanying notes to unaudited pro forma combined condensed financial statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     For the six months ended June 30, 1999
                     (In thousands, except per share data)


                                                          BULL RUN    CAPITAL      HOST     UNIVERSAL  ADJUSTMENT        PRO FORMA
                                                          --------    --------    -------   ---------  ----------        ---------

Net revenues                                              $ 14,245    $      -   $ 33,421   $ 25,900   $  (1,168)(a)     $ 72,398
Cost of revenues                                            10,010           -     22,419     18,414      (1,168)(a)       49,675
                                                          --------    --------    -------   --------   ---------         --------
      Gross profit                                           4,235           -     11,002      7,486           -           22,723
                                                          --------    --------    -------   --------   ---------         --------
Operating expenses:
   Research and development                                  1,335                                                          1,335
   Selling, general and administrative                       2,918                  9,156     12,628        (676)(f)       24,026
   Depreciation and amortization                               403           -        717        564        (201)(b)
                                                          --------    --------    -------   --------
                                                                                                           2,387 (d)        3,870
                                                                                                       ---------         --------
                                                             4,656           -      9,873     13,192       1,510           29,231
                                                          --------    --------    -------   --------   ---------         --------
      OPERATING INCOME (LOSS)                                 (421)          -      1,129     (5,706)     (1,510)          (6,508)
Other income (expense):
   Equity in earnings (losses) of affiliated companies        (997)      3,132     12,533          -     (15,233)(b)
                                                                                                             404 (d)         (161)
   Gain on sale of marketable securities                         -                      -     61,471                       61,471
   Interest and dividend income                                453         150                   932        (165)(a)
                                                                                                            (150)(b)        1,220
   Interest expense                                         (2,529)                  (401)       (62)        165 (a)
                                                                                                          (1,505)(e)       (4,332)
   Other income (expense)                                      218           -        (16)        42           -              244
                                                          --------    --------    -------   --------   ---------         --------

      INCOME (LOSS) BEFORE INCOME TAXES                     (3,276)      3,282     13,245     56,677     (17,994)          51,934
Income tax provision (benefit)                              (1,015)      1,082      5,741     20,885      (5,963)(g)       20,730
                                                          --------    --------    -------   --------   ---------         --------
      NET INCOME (LOSS)                                   $ (2,261)   $  2,200    $ 7,504   $ 35,792   $ (12,031)        $ 31,204
                                                          ========    ========    =======   ========   =========         ========

Earnings (loss) per share:
   Basic                                                  $  (0.10)                                                      $   0.92
   Diluted                                                $  (0.10)                                                      $   0.84
Weighted average shares outstanding:
   Basic                                                    22,330                                       11,687  (h)       34,017
   Diluted                                                  23,256                                       13,775  (h)       37,031


See accompanying notes to unaudited pro forma combined condensed financial statements.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      For the year ended December 31, 1998
                     (In thousands, except per share data)


                                                    BULL RUN     CAPITAL      HOST   UNIVERSAL   ADJUSTMENT       PRO FORMA
                                                    --------     -------   --------  ---------   ----------       ---------
Net revenues                                        $ 31,466      $        $ 48,347   $ 68,929    $ (4,639) (a)    $144,103
Cost of revenues                                      22,103                 30,728     43,957      (4,639) (a)      92,149
                                                    --------               --------   --------    --------         --------
      Gross profit                                     9,363                 17,619     24,972          --           51,954
                                                    --------               --------   --------    --------          -------
Operating expenses:
   Research and development                            2,323                                                          2,323
   Selling, general and administrative                 5,538          35     16,136     21,133      (2,656) (f)      40,186
   Depreciation and amortization                         732                  1,226      1,046        (403) (b)
                                                    --------      ------   --------   --------
                                                                                                     4,535  (d)       7,136
                                                                                                  --------         --------
                                                       8,593          35     17,362     22,179       1,476           49,645
                                                    --------      ------   --------   --------    --------         --------
      OPERATING INCOME (LOSS)                            770         (35)       257      2,793      (1,476)           2,309
Other income (expense):
   Equity in earnings (losses) of affiliated
     companies                                         6,734         752        269        113      (1,039) (b)
                                                                                                      (371) (d)       6,458
   Gain on sale of assets, net                          (128)                 2,783                                   2,655
   Interest and dividend income                        1,085         300                              (300) (b)       1,085
   Interest expense                                   (4,247)                  (791)      (742)     (2,986) (e)      (8,766)
   Other income (expense)                                                        44       (412)                        (368)
                                                    --------      ------   --------   --------    --------         --------
      INCOME (LOSS) BEFORE INCOME TAXES                4,214       1,017      2,562      1,752      (6,172)           3,373
Income tax provision (benefit)                         1,854         268      1,234        768        (780) (g)       3,344
                                                    --------      ------   --------   --------    --------         --------
      NET INCOME (LOSS)                             $  2,360      $  749   $  1,328   $    984    $ (5,392)        $     29
                                                    ========      ======   ========   ========    ========         ========

Earnings (loss) per share:
   Basic                                            $   0.11                                                       $   0.00
   Diluted                                          $   0.10                                                       $   0.00
Weighted average shares outstanding:
   Basic                                              22,189                                        11,327  (h)      33,516
   Diluted                                            23,182                                        13,627  (h)      36,809

See accompanying notes to unaudited pro forma combined condensed financial statements.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

PRO FORMA ADJUSTMENTS

         (a) Adjusted to eliminate certain intercompany transactions and balances as follows:

             (1) revenues and costs of revenues of $543 for the three months ended September 30, 1999, $1,168 for the six months ended June 30, 1999 and $4,639 for the year ended December 31, 1998;

             (2) accounts receivable of $1,096, accounts payable of $505 and accrued expenses of $591 as of September 30, 1999 in connection with services provided by Host to Universal, and services provided by Universal to Host;

             (3) notes receivable and notes payable of $8,000 as of September 30, 1999 in connection with a loan by Universal to Host following Universal's receipt of proceeds on the sale of its investment in broadcast.com in January 1999; and

             (4) interest income and interest expense on the loan by Universal to Host of $120 for the three months ended September 30, 1999 and $165 for the six months ended June 30, 1999.

         (b) Adjusted to eliminate the following income and expenses pertaining to Capital's, Host's and Universal's investments in other members of the combined group:

             (1) Capital's equity in the earnings (losses) of Host and Host's equity in the earnings (losses) of Universal of $(479) for the three months ended September 30, 1999, $15,233 for the six months ended June 30, 1999 and $1,039 for the year ended December 31, 1998;

             (2) Capital's dividend income on its investment in Host preferred stock of $75 for the three months ended September 30, 1999, $150 for the six months ended June 30, 1999 and $300 for the year ended December 31, 1998; and

             (3) Amortization of Universal's contract investment and goodwill associated with its purchase of certain Host operations in 1996 of $101 for the three months ended September 30, 1999, $201 for the six months ended June 30, 1999 and $403 for the year ended December 31, 1998.

         (c) Adjusted to account for Bull Run's acquisition of Capital, Host and Universal under the purchase method of accounting, as follows:


         Purchase price payable in cash, including $35,507 at September 30,
           1999 representing the portion of the proceeds on Universal's sale of its investment in broadcast.com; remainder of the purchase price will be paid with borrowings of $18,809 in connection
           with a new credit facility as discussed in (e) below                                 $ 54,316
         Purchase price payable in the form of Bull Run 8%
           subordinated notes maturing three years from date of issue                             18,809
         Purchase price payable in common stock; 11,687 shares
           assumed to be issued at an estimated value of $4.00 per share                          46,748
         Estimated fair value of options for the purchase of
           shares of BR Holding common stock for the Host and Universal stock options to be assumed in the merger; estimated fair value is determined using the Black-
           Scholes option pricing model                                                            8,700
         Estimated expenses of the merger                                                          1,200
         Carrying value at September 30, 1999 for Bull Run's investments
           in Capital, Host and Universal                                                         15,035
                                                                                                --------

         Total cost of Capital, Host and Universal                                               144,808
         Net assets of Capital, Host and Universal at September 30, 1999                         (65,754)
         Host's and Universal's convertible preferred stock                                      (10,661)
         Capital's investment in Host and Host's investment in Universal of $31,417, and deferred income taxes associated with such
           investment of $6,825                                                                   24,592
         Universal's contract investment of $5,108 and
           goodwill of $3,057 associated with the purchase of
           Host operations in 1996 and $3,609 of deferred taxes
           attributable to such amounts                                                            4,556
                                                                                                --------

         Excess of cost over net assets acquired, recognized as goodwill                        $ 97,541
                                                                                                ========

         The calculation of the estimated fair value of options to purchase shares of BR Holding common stock to be exchanged for Host and Universal stock options assumes a risk-free interest rate ranging from 4.74% to 5.64%, a dividend yield of 0.0%, a volatility factor of .407 and a weighted average expected life for the options of two years. The aggregate value attributable to the Host class A options, Host class B options, Universal class A options and Universal class B options is approximately $6,950, $1,140, $440 and $170, respectively.

         Assuming the Host and Universal stock options will be exchanged for options to purchase BR Holding common stock based on a per share value of $4.00 for Bull Run common stock, the following table summarizes the terms of the options to be issued in the mergers:


              NUMBER OF OPTIONS          EXERCISE PRICE                 EXPIRATION DATE
              -----------------          --------------                 ---------------
                 1,513,901                   $ .344                        12/99-6/08
                   327,330                   $ .687                         9/04-6/08
                   345,515                   $ .687                          1/09
                    90,925                   $1.237                          9/04
                   201,000                   $2.388                          1/04
                    18,185                   $2.420                          9/04
                   301,500                   $4.060                          1/06

         (d) Adjusted to eliminate the following income and expenses pertaining to Bull Run's investments in other members of the combined group:

             (1) elimination of Bull Run's equity in the earnings (losses) of Capital and Host of $1,744 for the three months ended September 30, 1999, $(404) for the six months ended June 30, 1999 and $371 for the year ended December 31, 1998; and

             (2) amortization of $1,219 for the three months ended September 30, 1999, $2,387 for the six months ended June 30, 1999 and $4,535 for the year ended December 31, 1998 for Bull Run's goodwill attributable to this merger over a 20-year period.

         (e) Adjusted to give effect to Bull Run's new credit facility and issuance of subordinated notes, as follows:

             (1) increase of $18,809 in long term debt to reflect borrowing necessary to fund cash consideration payable in connection with the mergers and $59,085 to reflect anticipated refinancing of existing debt arrangements as of September 30, 1999;

             (2) issuance of $18,809 in Bull Run subordinated notes as of September 30, 1999;

             (3) financing of $23,882 for the portion of the purchase price payable in cash attributed to the proceeds on Universal's sale of its investment in broadcast.com not otherwise funded by Universal's cash and cash equivalents; and

             (4) increase of interest expense by $752 for the three months ended September 30, 1999, $1,505 for the six months ended June 30, 1999 and $2,986 for the year ended December 31, 1998 at an estimated average 8% annual rate, based on the terms of Bull Run's new credit agreement and subordinated notes, and variable rates in effect during 1998 and 1999. The new credit agreement and subordinated notes adds approximately $38,800 in new indebtedness, and refinances approximately $80,000 in existing indebtedness of Bull Run and Host. The new credit agreement provides for total borrowings of up to $130,000 and an interest rate based on LIBOR plus 2.5%. A 1% increase in the assumed interest rate would increase pro forma interest expense, and decrease pro forma income before income taxes (or increase pro forma loss before income taxes) by $94 for the three months ended September 30, 1999, by $188 for the six months ended June 30, 1999 and by $373 for the year ended December 31, 1998.

         (f) Adjusted to eliminate Host's compensation expense of $125 for the three months ended September 30, 1999, $676 for the six months ended June 30, 1999 and $2,656 for the year ended December 31, 1998, associated with nonqualified stock options issued during the period, all of which have been exchanged for options to purchase BR Holding common stock on the effective date of the merger.

         (g) Adjusted to recognize the tax effect of the pro forma adjustments.

         (h) The calculation of pro forma basic earnings per share assumes that 11,687 shares were issued in the merger. Diluted earnings per share adjust such amount for the dilutive effect of stock options to be assumed in the merger.

         A reconciliation between the number of shares used in the computation of basic pro forma earnings per share and diluted pro forma earnings per share follows:


                                                    THREE MONTHS        SIX MONTHS          YEAR
                                                       ENDED               ENDED            ENDED
                                                    SEPTEMBER 30,        JUNE 30,        DECEMBER 31,
                                                        1999               1999              1998
                                                    -------------       ----------       ------------
Weighted average number of common shares
  outstanding for basic earnings per share             34,154             34,017            33,516
Effect of dilutive employee stock options                                  3,014             3,293
                                                       ------             ------            ------
Adjusted weighted average number of common
  shares and assumed conversions for
  diluted earnings per share                           34,154             37,031            36,809
                                                       ======             ======            ======

         (i) A reconciliation of historical results for the six months ended June 30, 1999 to the financial statements for the year ended June 30, 1999 appearing elsewhere in this proxy statement/prospectus is set forth below:


                                                                            DEDUCT:
                                                                           SIX MONTHS       SIX MONTHS
                                                         YEAR ENDED          ENDED             ENDED
                                                          JUNE 30,        DECEMBER 31,       JUNE 30,
                                                            1999              1998             1999
                                                         ----------       ------------      ----------
Capital Sports Properties, Inc.:
  Dividend income                                         $    300           $   150         $    150
  Equity in earnings (losses) of
     Host Communications, Inc.                               2,677              (455)           3,132
  Net income (loss)                                          2,031              (169)           2,200
Host Communications, Inc.:
  Net revenue                                             $ 53,072           $19,651         $ 33,421
  Operating income (loss)                                   (1,160)           (2,289)           1,129
  Net income (loss)                                          5,902            (1,602)           7,504
Universal Sports America, Inc.:
  Net revenue                                             $ 68,281           $42,381         $ 25,900
  Operating income (loss)                                   (4,672)            1,034           (5,706)
  Net income                                                36,109               317           35,792





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